UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GoDaddy Inc.
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Notice of 2022 Annual Meeting of Stockholders to be held on June 1, 2022

We’re a trusted growth
partner to millions of
everyday entrepreneurs.
GoDaddy is a global leader in serving a large market of everyday entrepreneurs. We’re on a mission to empower our worldwide community of 21 million+ customers — and entrepreneurs everywhere — by giving them all the help and tools they need to grow online and in-person.
WHAT WE DO
We empower everyday entrepreneurs around the world by providing all of the help and tools to succeed online and in-person.
We believe we create value for our customers through our unique combination of assets and our customer-inspired innovation. We do the job they ask us to do and truly partner with them at every point of their journey. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success.

WHO WE ARE
6k+	21m+	84m+
More than 6 thousand employees	We empower 21 million+ everyday entrepreneurs	Our customers trust us with their 84 million+ domain names

Aman Bhutani	GoDaddy Inc.
A Message from Our Chief Executive Officer
Dear Fellow Stockholders,

Two and a half years into the CEO role at GoDaddy, I am more excited than ever about the opportunity in front of us. GoDaddy’s vision and mission, which captivated me and inspired me to join, continue to attract the best talent in our industry, positioning the Company for a very bright future. GoDaddy is a company that has a bold purpose and does meaningful work. At GoDaddy, we remain laser focused on helping entrepreneurs succeed and grow their businesses. We are a trusted partner to over 21 million customers who rely on us to help them soar during successes and lift them during challenges.
Our customers look to GoDaddy for multiple needs, confirming the value of our competitively differentiated brand, sage customer guidance and seamlessly intuitive experiences. We create value for customers through our unique combination of assets, and our customer-inspired innovation model exemplifies how we are truly partnering with our customers on their business journeys. All of this results in strong stockholder value creation, and our profitable model continues to scale.
As we look back at 2021, our unyielding acceleration of execution is what excites me the most. The integration of Poynt and the launch of our OmniCommerce offering are cornerstone moments in the growth of our Company, and we are eager to see the promising results still to come. We delivered strong growth in bookings, revenue and unlevered free cash flow in 2021, with the fourth quarter being GoDaddy's first quarter with over $1 billion in revenue. This would not be possible without the deep trust we have built with our customers who provide us the privilege of supporting them.
In 2022, we plan to continue executing on our strategic priorities: driving success in commerce through presence, supporting GoDaddy Pros and innovating in Domains. Our customers' commerce needs are increasingly interconnected, and we at GoDaddy are focused on enabling commerce on every surface for them. We are committed to continuing our pace of innovation, bringing important solutions to customers that increase loyalty, and driving progress across the entire industry. Our attractive growth algorithm drives durable top line growth, expanding margins, and robust cash flow with a disciplined approach to capital allocation.
This past February we shared our exciting vision and plans for 2022 and beyond at our Investor Day, and we were pleased to hear from many of our stockholders who share our enthusiasm for the path we have laid out. Going forward, as we execute against our strategy, you will hear further from us on our progress.
In closing, I want to reiterate my optimism and conviction in GoDaddy’s future. I look forward to continuing to work with our great team here, our customers and our stockholders. From all of us at GoDaddy, we thank you for your support, we appreciate your confidence in the business and we look forward to what is ahead.

Best,

AMAN BHUTANI
Chief Executive Officer

2022 Proxy Statement	1

Notice of Virtual Annual Meeting of Stockholders

DATE AND TIME:	VIRTUAL MEETING SITE:	WHO CAN VOTE:
Wednesday, June 1, 2022, 8:00 a.m. PDT	www.virtualshareholder meeting.com/GDDY2022	Stockholders of record on April 6, 2022
Dear Stockholders of GoDaddy Inc.:
You are cordially invited to the 2022 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc., a Delaware corporation (“GoDaddy” or, the “Company”). The Annual Meeting will be held on Wednesday, June 1, 2022 at 8:00 a.m. PDT and will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2022. You can attend the Annual Meeting online, vote your shares electronically, submit questions and view the Company’s list of stockholders during the Annual Meeting by logging in to the website listed above and using the 16-digit control number on your notice or the proxy card (the “Control Number”). We recommend you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
This virtual meeting format enables us to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, given the continued heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
Items of Business:
At the Annual Meeting, stockholders will be asked to vote upon the following proposals:

1 Election of three Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal	2 Advisory, non-binding vote to approve named executive officer compensation	3 Advisory, non-binding vote to approve the frequency of advisory votes on named executive officer compensation for one, two or three years	4 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022
FOR each director nominee	FOR	ONE YEAR	FOR

5 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors	6 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements
7
Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain business combination restrictions set forth therein and instead subject the Company to the business combination restrictions of the Delaware General Corporation Law
8 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments
FOR	FOR	FOR	FOR
We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
How to Vote:
If you are a stockholder of record, there are four ways to vote:
1.By Internet: You can vote your shares online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. PDT on May 31, 2021 (have your proxy card in hand when you visit the website).
2.By Telephone: You can vote your shares by calling 1-800-690-6903 toll-free (have your proxy card in hand when you call).
3.By Mail: You can vote your shares by completing, signing, dating and returning your proxy card in the postage-paid envelope provided (if you received printed proxy materials).

2

4.During the Virtual Meeting: You can vote your shares during the virtual Annual Meeting through live webcast at www.virtualshareholdermeeting.com/GDDY2022. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using your Control Number. We recommend that you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
If you are a street name stockholder, you will receive voting instruction from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. You may also attend and vote the Annual Meeting using the control number on your voting instruction form.
Our Board of Directors (the “Board”) has fixed the close of business on Wednesday, April 6, 2022 as the record date for the Annual Meeting. Only stockholders of record on Wednesday, April 6, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, June 1, 2022. GoDaddy’s Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented.
This notice and Proxy Statement is first being mailed or made available on the Internet to stockholders on or about April 22, 2022.
We appreciate your continued support of GoDaddy Inc. and look forward to either greeting you at the Annual Meeting or receiving your proxy.

INTERNET http://www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete and mail your proxy card	DURING THE VIRTUAL MEETING www.virtualshareholder meeting.com/GDDY2022
By Order of the Board of Directors,
MICHELE LAU
Chief Legal Officer and Corporate Secretary
Tempe, Arizona
April 22, 2022

2022 Proxy Statement	3

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Fees Paid to the Independent Registered Public Accounting Firm	67
Auditor Independence	67

Other Management Proposals	68

Proposal No. 5
Amendment to the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of Directors	68

Proposal No. 6
Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements	70

Proposal No. 7
Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Certain Business Combination Restrictions Set Forth Therein and Instead Subject the Company to the Business Combination Restrictions of the Delaware General Corporation Law	72

Proposal No. 8
Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Inoperative Provisions and Implement Certain other Miscellaneous Amendments	74

Security Ownership of Certain Beneficial Owners and Management	75

Certain Relationships and Related Party and other Transactions	77

Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting	78

Appendices	84

2022 Proxy Statement	5

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Proxy Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety before voting, as this summary does not contain all of the information that you should consider.
Voting Matters
Stockholders will be asked to vote on the following matters at the Annual Meeting:

1 Election of three Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal	2 Advisory, non-binding vote to approve named executive officer compensation	3 Advisory, non-binding vote to approve the frequency of advisory votes on named executive officer compensation for one, two or three years	4 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022
FOR each director nominee	FOR	ONE YEAR	FOR
PAGE 16	PAGE 36	PAGE 65	PAGE 66

5 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors	6 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements
7
Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain business combination restrictions set forth therein and instead subject the Company to the business combination restrictions of the Delaware General Corporation Law
8 Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments
FOR	FOR	FOR	FOR
PAGE 68	PAGE 70	PAGE 72	PAGE 74

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Our Evolution

2015	Initial Public Offering
GoDaddy became a public company in 2015 and has experienced significant change over the last several years. As we continue to evolve, we are committed to ongoing engagement with our stockholders and enhancing our governance, compensation and environmental sustainability practices. Since 2020, we have made multiple changes, and with stockholder feedback, the pace of change has accelerated over the course of the last 18 months.

2018	Cease Controlled Company Status
2019	Aman Bhutani Appointed CEO	Former Sponsors Exit Stock	Engagement Roadshow Begins

2019
   Restructured NEO compensation program beginning with the 2020 program
•Removed stock options from the long-term incentive program
•Increased the percentage of the long-term incentive program that is performance-based to 50% of the overall long-term incentive award
•Eliminated overlapping metrics between the annual and long-term incentive plans in order to create incentives over a wide spectrum of corporate objectives
•Incorporated a relative total stockholder return performance metric into the long-term incentive program to further enhance the link between the interests of our executives and stockholders
   Affiliates of Kohlberg Kravis Roberts & Co. L.P. and Silver Lake Partners sell the remainder of their positions in GoDaddy

2020
   Approved a largely performance-based go-forward compensation package for our CEO in 2021, the first year he was eligible for the new compensation package following his 2019 new hire package
   Amended Stock Ownership Guidelines to (i) adopt guidelines applicable to our executive officers and (ii) enhance those already in place for non-employee directors
  Continued annual stockholder outreach with emphasis on proposed governance enhancements

2021
   Bolstered our annual stockholder engagement program with further emphasis on compensation program enhancements
   Board Approved Governance Enhancements
•Management proposal to declassify the board at the Annual Meeting
•Management proposal to eliminate the supermajority vote requirement at the Annual Meeting
•Majority vote standard in uncontested director elections
•Guidelines related to director service on other public company boards
•Enhanced anti-pledging policy
   Executed management team refreshment
   Board and committee leadership updates
•Reconstituted our Board Committees including rotating the Audit and Finance Committee and the Nominating and Governance Committee Chairs
•Assigned new oversight responsibilities of environmental, social, governmental and corporate governance developments and disclosures to our Nominating and Governance Committee
•Memorialized oversight responsibilities over human capital management to our Compensation and Human Capital Committee
  Published inaugural Sustainability Report

2022
   Enhanced executive compensation program disclosure
•Enhanced disclosure of changes to and parameters set around our compensation programs, including additional rationale and context for changes made
•Enhanced disclosure relating to caps on short-term incentive program awards and achievement of individual performance goals under the short-term incentive program
•Disclosed the forward looking qualitative scorecard metrics for our CEO’s short-term incentive scorecard
   Submitted governance enhancements for a vote at the Annual Meeting
   Published seventh consecutive Diversity and Parity Annual Report

2022 Proxy Statement	7

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Company Highlights and Updates
2021 Company and Performance Highlights
At GoDaddy, we believe our vision and mission are more important today than ever before. We believe the largest opportunity for our customers to grow their businesses is to engage and sell to their customers in a seamless manner online and offline. We offer our customers seamless and intuitive products combined with sage guidance by bringing together each customer’s Digital Identity, their domain name, and their commerce needs to create a Connected Commerce experience. This Connected Commerce experience supports their Ubiquitous Presence by allowing our customers to seamlessly engage and sell to their customers online, on major marketplaces and social media platforms, and offline, in their physical stores.
In 2021, we continued to expand our differentiated set of solutions with a goal of partnering with customers in this dynamic environment to help them build their businesses. We are uniquely positioned to bring together these three core areas – Digital Identity, Ubiquitous Presence and Connected Commerce – given our industry leading position in Digital Identity with 84 million domains under management, a sophisticated online presence and hosting provider representing approximately 12% of the application-based websites in the world and a scaled payments company processing approximately $26 billion of gross merchandise volume in 2021. We are excited by the acceleration in our pace of execution and innovation going into 2022.
We focused on these core areas across the business in 2021 and delivered a year of successful results. In February 2022 we introduced two new revenue pillars: Applications & Commerce & Core Platform – our performance highlights from 2021, including these two new revenue pillars, are presented below:

Total Revenue	Bookings	Operating Cash	Unlevered Free Cash Flow

*All figures are in millions

Revenue increased 15% to $3,815.7 million in 2021 from $3,316.7 million in 2020, with the fourth quarter generating over $1 billion in quarterly revenue for the first time in the Company’s history.	Bookings grew 12.1% to $4,231.7 million from $3,775.5 million in 2020.[1]	We demonstrated continued strong cash flow, with growth in net cash provided by operating activities year over year, generating $829.3 million in 2021.	Unlevered Free Cash Flow of 16% year over year, generating $960.0 million in 2021.[2]

1     Bookings is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and other operating metrics and reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A — Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.
2     Unlevered Free Cash Flow is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and other operating metrics and reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A — Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.

8

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Through innovation and experimentation, we have developed and operate the largest domain aftermarket and we continue to make great strides in advancing our registry business as well. We ended the year with a significant out-performance in aftermarket driven primarily by increased market demand, average sales price and volume of sales. Additionally, we announced a multi-year $3 billion share repurchase target and executed a $750.0 million accelerated share repurchase program in February 2022, delivering on our commitment to continue to enhance stockholder value.
We are pleased with our 2021 results, and with GoDaddy’s progress against our strategy. We are excited by the momentum behind our biggest product release yet with our OmniCommerce offering, showing promising early signals of adoption. We are committed to continuing our pace of innovation, bringing simple, easy-to-use solutions to customers that drive performance and deliver durable top line and profitable growth, robust cash flow with a focus on disciplined capital allocation.
2022 Investor Day Highlights
In February 2022, we hosted a virtual investor day where we provided insights on how our strategy empowers our customers to succeed throughout the entrepreneur’s journey by creating connections between digital identity, ubiquitous presence and connected commerce products. Our investor day highlights included:

Customer and Product Strategy	New Revenue Pillars

We discussed our strategy to attract new customers and increase engagement with our current loyal base of more than 21+ million customers by attaching more products through integrated, easy-to-use solutions for small and mid-sized businesses. For example, we are excited to introduce Payable Domains this year, which will allow GoDaddy domain customers to take payments immediately.
We introduced two new revenue pillars, Applications & Commerce and Core Platform, to assist the financial community in better understanding and tracking the Company’s progress against its growth-focused areas.

Capital Allocation Strategy	Three-Year Financial Targets

We emphasized a balanced approach to capital allocation, focused on unlocking meaningful value creation through investment in the business while also returning capital to stockholders.	We provided three-year financial targets to help investors and analysts model our business over the long term.
The feedback from investor day was positive. We believe that stockholders were excited about our customer and product strategy, new revenue pillars, and the long-term strategy and multi-year financial targets that we provided. We appreciate all the feedback and remain eager to continuing to build relationships with our stockholders in 2022.3
GoDaddy Leadership Team Updates
During the first half of 2021, our Chief Executive Officer, Aman Bhutani, along with our Board and management, embarked on a coordinated process to identify new members for our executive team. The Board and management interviewed internal and external candidates and weighed many factors, including the individual’s passion for the Company’s vision and mission, extraordinary skills, expertise, experience and demonstrated leadership strength. We also remained committed to the Company’s goals of maintaining a diverse leadership team and ensuring a strong cultural fit. At the culmination of the search, the Company was thrilled to appoint Mark McCaffrey as our Chief Financial Officer, effective June 2, 2021 and Michele Lau as our Chief Legal Officer and Corporate Secretary, effective July 12, 2021.
In addition, in the second half of 2021, our Board appointed Roger Chen as our Chief Operating Officer, effective January 3, 2022. Mr. Chen, who has been with the Company since 2015, was previously the President of GoDaddy’s Domain Registrars and Investors Business.
We believe these appointments are integral to the current and future success of GoDaddy, and we have tremendous confidence that these leaders share our Company’s passion for empowering our customers and will help deliver against our priorities and strategy.
More information about all our executive officers is available on page 34.

Mark McCaffrey Chief Financial Officer	Michele Lau Chief Legal Officer and Corporate Secretary	Roger Chen Chief Operating Officer
3     The information we provided on investor day speaks only as of the date of the presentation and we do not undertake any obligation to update the information, whether as a result of new information, future events or otherwise. The presentation also contained forward-looking information that is subject to risks and uncertainties, and the results may differ materially from expectations.

2022 Proxy Statement	9

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Our Board of Directors

	Age	Independent	Director Since	Board Committees
Name and Principal Occupation				AFC	CHCC	NGC
CLASS I
Aman Bhutani Chief Executive Officer, GoDaddy	46		2019
Caroline Donahue Former Executive Vice President and Chief Marketing and Sales Officer, Intuit	61		2018	•	•
Charles Robel Former GP and Chief Operating Officer, Hummer Winblad Venture Partners	72		2014	•
CLASS II
Mark Garrett Former Executive Vice President and Chief Financial Officer, Adobe	64		2018	c
Ryan Roslansky Chief Executive Officer, LinkedIn	44		2018			•
Lee Wittlinger Managing Director, Silver Lake Partners	39		2014			•
CLASS III
Herald Chen President and Chief Financial Officer, AppLovin	52		2014	•
Leah Sweet Former Senior Vice President, PayPal	53		2020		•	c
Brian Sharples Co-founder and Former Chairman and Chief Executive Officer, HomeAway	61		2016		c

AFC - Audit and Finance Committee	c – Chair • – Member
CHCC - Compensation and Human Capital Committee
NGC - Nominating and Governance Committee

INDEPENDENCE		TENURE		AGE		DIVERSITY

Independent		<4 years		<40 years		Female
	8/9		2/9		1/9		2/9

Not independent		4-6 years		41-49 years		Ethnically diverse
	1/9		4/9		2/9		2/9

		>6 years		50-60 years
			3/9		4/9

>60 years
2/9

SKILLS AND EXPERIENCE

Public Company Leadership Experience 5/9	Technology Experience 7/9	Global Experience 6/9	Corporate Governance Experience 5/9	Public Company Board Experience 7/9

Financial / Accounting Experience 5/9	Sales & Marketing Experience 4/9	Human Capital / Executive Compensation Experience 5/9		Risk Management / Compliance / Cybersecurity Experience 5/9

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Key Corporate Governance Practices
Stockholder Engagement

87% Shares Contacted	47% Shares Engaged	23% Shares Met with Directors
Our Board and management take a long-term, constructive view toward stockholder engagement. We recognize that stockholder feedback is critical to driving growth, creating value, and most importantly being responsible stewards of stockholder capital. As a result, our management team regularly engages with our stockholders to understand their perspectives, often with directors joining the discussion. We appreciate our stockholders’ willingness to engage with us and to provide their perspectives.
Following our 2021 annual meeting of stockholders, we contacted stockholders representing 87% of our shares outstanding and engaged with 47% of our shares outstanding. Members of our Board, including our Chair, Chuck Robel, and our Compensation and Human Capital Committee Chair, Brian Sharples, led the discussions with stockholders representing 23% of our shares outstanding. Messrs. Robel and Sharples’ active leadership in these meetings reflects our Board’s commitment to engaging with and hearing from our stockholders.
We enhanced our stockholder engagement program, focusing in particular on increased engagement with governance teams at our large institutional investors. We instituted a year-round process to provide our stockholders regular opportunities to share their feedback, input and advice on strategy, governance, compensation, disclosure and any other issues. As a part of this program, we received constructive, valuable feedback from our stockholders and took numerous actions to address their suggestions:

What We Heard	How We Responded
Executive Compensation Practices	Executive Compensation Practices
•Refresh compensation disclosure and analysis to enhance disclosures including incorporating graphics and supplemental disclosures	•Enhanced proxy disclosures, including additional rationale and context around changes made, added a proxy summary and incorporated user-friendly visual presentations
•Enhance disclosure to provide clarity that there is a cap on short-term incentives	•Enhanced disclosure to clarify the maximum payout under the corporate and individual components of the STIP (page 46)
•Add disclosure related to individual achievements for the individual portion of the short-term incentive plan	•Provided additional explanation of individual performance goals and achievements under the short-term incentive program (pages 46 - 49)
•Provide forward looking qualitative metrics for short-term incentive scorecard	•Disclosed CEO qualitative scorecard metrics for 2022
•Adopt a more rigorous anti-pledging policy	•Enhanced our anti-pledging policy to prohibit pledging of company shares by directors and employees under any circumstances
•Align CEO compensation program design with the program design of other named executive officers	•Approved largely performance-based CEO compensation package in 2021, similar to those in place for other named executive officers

Corporate Governance Practices	Corporate Governance Practices
•Declassify the Board and directors to serve annual terms	•Board approved the management proposal on this year’s proxy ballot to declassify the Board (page 68)
•Remove the supermajority requirement to amend the Company’s Amended and Restated Certificate of Incorporation (“Charter”) and Bylaws	•Board approved the management proposal on this year’s proxy ballot to remove the supermajority requirements (page 70)
•Rotate the Board’s Committee leadership position	•Appointed Mark Garrett as the new Chair of our Audit Committee and Leah Sweet as the new Chair of our Governance Committee
•Disclose formalized Board-level oversight over environmental, social and governance (“ESG”) matters to ensure appropriate focus on such initiatives	•Updated the Nominating and Governance Committee Charter to formalize responsibility for oversight of ESG developments and disclosures
•Institute dedicated Board-level oversight of human capital management	•Updated the Compensation and Human Capital Committee Charter to include responsibility for oversight of our human capital management practices
•Adopt majority vote standard for director elections	•Amended our Bylaws to adopt a majority voting standard in uncontested director elections
•Formalize Company guidelines on directors’ other public company board service	•Revised Corporate Governance Guidelines to include a policy on director service on other public company boards

2022 Proxy Statement	11

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Executive Compensation Highlights
The Compensation and Human Capital Committee, which is responsible for the Company’s executive compensation policies and plans is committed to designing a competitive, fair and equitable compensation program that promotes pay for performance, delivers stockholder value and is responsive to stockholder feedback.

What We Do	What We Don’t Do

  Compensation program emphasizes pay for performance with 50% of our CEO’s total target pay performance-based and 91.7% of our CEO’s total target pay considered variable
  Annual “Say-on-Pay” vote
  Cap on maximum payouts for each NEO under the STIP
  Independent compensation consultant engaged by the Compensation Committee
  Robust stock ownership guidelines for executive officers and non-employee directors
  Clawback policy on incentive compensation
  Ongoing engagement with our stockholders regarding our compensation practices

  No hedging by officers or directors under any circumstances
  No pledging by officers, directors or employees
  No tax gross ups to cover excise taxes
  No resetting of performance targets
  No stock options in the LTIP
  No “single trigger” change in control payments
  No excessive perquisites

2019 Stockholder Engagement and 2020 Compensation Program Design
In 2019, the Compensation Committee thoughtfully evaluated the executive compensation program structure, taking into account valuable feedback received from stockholders through our yearly engagement process and considering the ongoing evolution of our business. At that time, we approved several changes to the performance-based compensation program, which took effect for our named executive officers (“NEOs”) other than our CEO beginning in 2020. These improvements included:

Removed stock options from the mix of awards granted under the long-term incentive plan (“LTIP”)
Increased the percentage of the LTIP that is performance-based to 50% of the overall LTIP
Eliminated overlapping metrics between the short-term incentive compensation program (“STIP”) and the LTIP
Incorporated a relative total stockholder return (“rTSR”) performance metric under the performance share unit awards to further align the interests of our executives and our stockholders
Amended our Equity Ownership Guidelines to adopt stock ownership guidelines for executive officers

These changes went into effect for our CEO in 2021,
the first year he was eligible for the new program following his 2019 new hire package.
2021 Say-on-Pay Vote and Stockholder Engagement
Despite the implementation of these holistic changes, we received a disappointing say-on-pay vote in 2021. During our 2021 engagement roadshow we sought to better understand our stockholders’ perspectives. Our Compensation Committee Chair joined several of these conversations to hear from stockholders directly. Stockholders told us they are broadly supportive of the Company’s overall compensation program philosophy, design and metrics. Therefore, the Compensation Committee was comfortable maintaining the 2020 compensation program features for the 2021 compensation plans.

12

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

We also identified key drivers for votes against the executive compensation proposal by investors who were otherwise generally supportive of the program. Specifically, these investors were looking for GoDaddy to enhance its disclosure to provide information that is helpful in their respective analyses of the compensation program. Based on these learnings, we enhanced our disclosure by:

Clarifying that the maximum payouts under STIP are capped
Adding disclosure related to the achievement of individual performance goals under the STIP
Expanding our anti-pledging policy
Revamping our proxy design with user-friendly visual charts and graphs
Outlining the evolution of our compensation programs, including the changes implemented in 2020 in response to stockholder feedback
Providing additional compensation discussion and analysis disclosures, adding a proxy summary and incorporating visual presentations

We are hopeful that, with these enhancements, our stockholders will have a clearer understanding of our executive compensation program and philosophies, including the ways in which we revamped our programs in direct response to stockholder feedback.
2021 Compensation Program Summary Target Compensation Pay Mix

Component	2021 Compensation Plan	Rationale
FIXED
Base Salary	•Targeted at competitive levels and based on past experience and expected future contributions	•Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities
VARIABLE
Short-Term Incentive Compensation	•80% - Corporate Performance Goals •50% Bookings •50% Unlevered Free Cash Flow •20% - Individual Performance Goals
•Provides the appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions

Long-Term Incentive Compensation
•50% - Performance-Based Restricted Stock Units (“PSUs”)
•100% rTSR metric measured against the Nasdaq Internet Index
•Cliff vests after 3-year performance period
•50% - Time-Based Restricted Stock Units (“RSUs”)
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years

•Strengthens the alignment between the interests of our executive officers and our stockholders by tying vesting of awards to achievement of a relative TSR measure against the Nasdaq Internet Index, which incentivizes our executives to drive long-term stockholder value
•Our use of both time- and performance-based equity awards also promotes executive officer retention by linking vesting to continued employment

Target Compensation and Pay Mix
CEO	ALL OTHER NEOs (average)

Base Salary
8.3%
STIP
8.3%
RSU Awards
41.7%
Long-Term
83.4%
PSU Awards
41.7%

Base Salary
14.2%
STIP
7.3%
RSU Awards
43.2%
Long-Term
78.5%
PSU Awards
35.3%

2022 Proxy Statement	13

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Sustainability Highlights
Our mission is to empower entrepreneurs everywhere and make opportunity more inclusive for all. We seek to understand the most important issues facing our stakeholders, our society, our business, and our industry — and to take proactive steps that are designed to help ensure that our sustainability practices represent what we believe are unmistakably positive forces for those we serve and for the world at large. We strive to combine a greater transparency with a relentless focus on how we can be better every day.
Proposed Governance Enhancements
In direct response to stockholder feedback, the Board approved four management proposals for this year’s proxy ballot to:

Declassify the Board	Remove Supermajority Vote Requirement	Eliminate Certain Business Combinations and Restrictions	Eliminate Inoperative Charter Provisions
Provides stockholders the ability to annually elect directors.	Provides stockholders the ability to approve amendments to our Charter and Bylaws or remove directors with majority support.	Subjects the Company to the business combination restrictions of Section 203 of the Delaware General Corporation Law.	Streamlines the Charter and implements certain miscellaneous amendments, including to provisions related to the Company’s former sponsors.

For a more detailed description of these proposed governance enhancements, see Proposals 5, 6, 7 and 8 in this Proxy Statement.
Governance Practices and Highlights
Our corporate governance framework lays the foundation for effective oversight and management accountability and enables GoDaddy to remain competitive in the dynamic environment in which we operate.
We are committed to good corporate governance and ensuring our practices are aligned with our strategic priorities. The following list highlights our corporate governance practices:

   Independent Board Chair
   100% independent committee members
   Majority vote standard for director elections with director resignation policy
   Responsive and growing stockholder engagement program
   Robust Board and director self-evaluation process
   Board guidelines related to service on other public company boards
   Disclosure of director skills matrix on individual basis
   Board diversity (over 40% female and/or minority directors)

   Recent Board committee refreshment
   Board committee oversight of sustainability matters
   Succession planning process
   Code of Conduct for directors, officers and employees
   Periodic review of committee charters and governance policies
   Regular meetings of independent Directors without management
   Annual Sustainability and Diversity and Parity Reports

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Environmental and Social Practices and Highlights
We understand that priorities on paper mean nothing unless they translate into real-life action. With that in mind, we aim everyday to step up the way we bring our sustainability efforts to life. Here are some recent highlights:

In 2021 and into 2022, we continued to take action to further align our priorities with stakeholder expectations, market trends, business risks and opportunities:	Published our inaugural annual Sustainability Report which references the Global Reporting Initiative Standards and aligns with the Sustainability Accounting Standards Board’s standards	Presented the results of our first materiality assessment of sustainability topics that intersect with our business and identified current “priorities” and “important issues”	Named one of 2021 Forbes Best Employers for Women

Revised our approach to the management and oversight of sustainability issues by assigning oversight of developments and disclosures regarding corporate governance practices and ESG matters to our Nominating and Governance Committee

Advanced our efforts to build an environmentally sustainable future by conducting our first greenhouse gas (GHG) inventory and committed to setting reduction targets

Deepened Board oversight of our commitment to our talent management and employee engagement by assigning the Compensation and Human Capital Committee with a new role in assisting the Board with human capital management oversight
Achieved 100% Human Rights Campaign / Corporate Equality Index score for the fourth year in a row

Published the results of our annual pay parity and diversity report for the seventh year, demonstrating that GoDaddy once again achieved equitable pay across genders and ethnicities

2022 Proxy Statement	15

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Board and Governance Matters

Proposal No. 1 Election of Directors

The Board of Directors unanimously recommends that you vote “FOR” each of the nominees named In this Proposal 1.
Our business affairs are managed under the direction of our Board of Directors (the “Board”), which is currently comprised of nine members, divided into three staggered classes. Upon the recommendation of our Nominating and Governance Committee, the Board nominated Aman Bhutani, Caroline Donahue and Charles Robel to serve as Class I directors. If elected, Messrs. Bhutani and Robel and Ms. Donahue will hold office for a three-year term to expire at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each nominee is currently a member of our Board.
We have historically operated as a classified Board, with a class of directors being elected for a three-year term, or their earlier death, resignation or removal. As part of its governance review, the Board, based upon the recommendation from the Governance Committee, has included a management proposal to be voted upon at the Annual Meeting, seeking stockholder approval to amend the Company’s certificate of incorporation to declassify the Board (Proposal 5). If approved, the Class I directors’ three-year term would expire at the 2025 annual meeting of stockholders, after which they or their successors will serve one-year terms.
The Class II directors to be elected at the 2023 annual meeting of stockholders will serve for one-year terms if stockholders approve Proposal 5.
Required Vote
The Company’s Bylaws provide for majority voting for uncontested director elections. Each incumbent director nominated for election at the Annual Meeting will only be elected if the votes “FOR” his or her election exceed those votes “AGAINST” his or her election. Pursuant to our Corporate Governance Guidelines, if any nominated director does not receive a majority of the votes cast, he or she has tendered an irrevocable resignation that, subject to our Governance Committee’s recommendation and our Board’s acceptance, will be effective following the Annual Meeting. The Board will publicly disclose its decision and rational within 90 days of the stockholder vote.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Board Composition
Our business and ability to enhance long-term value is supported by our mission to make opportunity inclusive for all through our work to serve the Company’s diverse customer base. It is important to our Company that the Board reflects these values. As such, our Board, in conjunction with the Governance Committee, seeks qualified individuals to serve as directors who broaden, among other things, the mix of experience, skills, knowledge, personal and professional backgrounds, age and tenure and who represent the extensive gender, racial and ethnic diversity of our customers and employees (for more information on how our Governance Committee identifies director candidates, see page 18).
Key Characteristics and Skills
Our Governance Committee is committed to filling GoDaddy’s Board with a range of skills and backgrounds that represent and bolster the Company’s vision and mission. The types of skills and experiences that the Board believes are necessary for our Company today and the directors who have such skills and experiences are provided in the chart below. Our Governance Committee actively reviews and considers these qualifications when nominating directors for the Board and has considered these factors in recommending that stockholders vote “FOR” each director nominee at the Annual Meeting.
Board Skills and Experience

SKILL AND EXPERIENCE
Public Company Leadership Experience Experience as public company CEO and/or as other public company C Suite officer
Financial / Accounting Experience Experience as public company CEO and/or as public company audit committee financial expert
Technology Experience Experience as information, engineering or operations executive at tech company and/or investing in and advising tech companies
Sales & Marketing Experience Experience as product marketing sales and/or e-commerce executive
Global Experience Experience as executive at global company overseeing operations beyond the U.S.
Human Capital / Executive Compensation Experience Experience as public company compensation committee member
Corporate Governance Experience Experience as public company nominating and governance committee member
Risk Management / Compliance / Cybersecurity Experience Experience as executive overseeing business compliance function and/or public company risk committee board member
Public Company Board Experience Experience as public company board member

2022 Proxy Statement	17

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Commitment to Diversity
Our Board and Governance Committee actively seek diverse Director candidates as a reflection of the diversity among both our employees and customers. Whether we are actively searching for a new candidate or building our succession pipeline, our Governance Committee seeks to include gender and race / ethnicity as key attributes to consider. We believe our thoughtful approach to our Board composition has been successful as highlighted below:

DIRECTOR TENURE	DIRECTOR DIVERSITY

Other Considerations in Identifying and Evaluating Director Nominees
In addition to the aforementioned factors, our Governance Committee uses a variety of methods for identifying and evaluating director nominees including, among other things:
•the current and future composition of our Board and its committees;
•recommendations of director candidates, and nominations validly made by stockholders in accordance with our Bylaws;
•the performance of individual members of our Board;
•our Board’s leadership structure; and
•the “independence” of directors and director nominees as measured by the independence requirements of the New York Stock Exchange (“NYSE”), applicable rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and other applicable laws.
Stockholder Recommendations for Director Candidates
It is the policy of the Board that the Governance Committee consider recommendations from stockholders using the same process it follows for other candidates. Stockholders may recommend director nominees for consideration by the Governance Committee by writing to the Corporate Secretary of the Company at GoDaddy Inc., Attention: Corporate Secretary, 2155 E. GoDaddy Way, Tempe, Arizona 85284.
Pursuant to the terms of our Bylaws, stockholder nominations must be received by our Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must comply with the additional requirements of our Bylaws. For more information on stockholder nominations, see the section “Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting — Submission of Proposals and Other Items of Business for the 2023 Annual Meeting” beginning on page 78 of this Proxy Statement.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Biographical Information
Set forth is a brief description of the age, principal occupation, position and business experience of each of our director nominees and continuing directors. Each director’s biographical information includes a description of the nominee’s experience, qualifications, attributes or skills that qualify the nominee to serve on our Board at this time. All information is as of March 31, 2022.

Name and Principal Occupation	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Board Committees
					AFC	CHCC	NGC
CLASS I
Aman Bhutani Chief Executive Officer and Director	46	2019	2022	2025
Caroline Donahue Director	61	2018	2022	2025	•	•
Charles Robel Chair of the Board	72	2014	2022	2025	•
CLASS II
Mark Garrett Director	64	2018	2023	—	c
Ryan Roslansky Director	44	2018	2023	—			•
Lee Wittlinger Director	39	2014	2023	—			•
CLASS III
Herald Chen Director	52	2014	2024	—	•
Leah Sweet Director	53	2020	2024	—		•	c
Brian Sharples Director	61	2016	2024	—		c
AFC - Audit and Finance Committee				C - Chair	• - Member
CHCC - Compensation and Human Capital Committee
NGC - Nominating and Governance Committee

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Nominees for Director
Set forth below are the names and certain information about the nominees for Class I directors. The names of, and certain information about, the continuing members of our Board are also set forth below. All information is as of March 31, 2022. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person or the Board may reduce its size.

Amanpal (Aman) Bhutani

CAREER HIGHLIGHTS
Mr. Bhutani has served as our Chief Executive Officer and as a member of our Board since September 2019. Mr. Bhutani currently serves on the board of directors of The New York Times Company.
Prior Experience
•President of the Brand Expedia Group, Expedia Group, Inc. June 2015 to September 2019
•Vice president and senior vice president of Expedia Worldwide Engineering, Expedia Group, Inc. May 2010 to June 2015
•Technology senior director, JPMorgan Chase and Co. September 2008 to May 2010
•Senior vice president of ecommerce technology, Washington Mutual, Inc., which was acquired by JPMorgan Chase and Co. in 2008, 2002 to September 2008

Chief Executive Officer, GoDaddy Director since: 2019 Age: 46 Other Public Company Directorships: The New York Times Company
SKILLS AND QUALIFICATIONS

We believe Mr. Bhutani brings to the Company and the Board extensive technological and international business expertise gained from his collective experiences in senior leadership roles at digital and consumer-facing companies. This experience provides the Board with a valuable, highly relevant perspective on the Company’s innovation efforts as the Company positions itself for further growth.

Caroline Donahue

CAREER HIGHLIGHTS
Ms. Donahue has served as a member of our Board since July 2018. Ms. Donahue currently serves on the board of directors of Experian plc and several non-profit organizations.
Prior Experience
•Chief marketing and sales officer and an executive vice president, Intuit Inc. August 2012 to September 2016
•Senior vice president of Sales and Channel Marketing, Intuit Inc. May 1995 until August 2012

Former Chief Marketing and Sales Officer, Intuit Director since: 2018 Age: 61 Board Committees: AFC, CHCC Other Public Company Directorships: Experian	SKILLS AND QUALIFICATIONS

We believe Ms. Donahue is qualified to serve as a member of our Board because of her extensive international markets and technology experience and knowledge of consumer sales and marketing, innovation and consumer-centricity. The Board also benefits from her insight and extensive experience in mass-market, digital, multi-channel and business-to-consumer distribution, marketing and brand and sales management.

Charles Robel

CAREER HIGHLIGHTS
Mr. Robel has served as a member of our Board since its formation in May 2014 and as Chair of the Board since March 2015. Mr. Robel also serves on the boards of directors of Sumo Logic and Sportradar Group AG.
Prior Experience
•General partner, Hummer Winblad Venture Partners June 2000 to December 2005
•PricewaterhouseCoopers LLP, Technology Mergers and Acquisitions Group mid-1990s to June 2000
•PricewaterhouseCoopers LLP, Silicon Valley Software Services Group 1985 to the mid-1990s
•Board director, Informatica Corporation, November 2005 to August 2015
•Board director, Model N, Inc., January 2007 to February 2019
•Board director, Jive Software, Inc., June 2011 to December 2017

Former General Partner Hummer Winblad Partners Director since: 2014 Age: 72 Committees: AFC Other Public Company Directorships: Sumo Logic and Sportradar
SKILLS AND QUALIFICATIONS

We believe that Mr. Robel is qualified to serve as a member of our Board because of his significant financial, accounting and compliance expertise, as well as his vast experience serving on the board of directors of other public and private technology companies, including several chair and lead independent director roles. Mr. Robel’s expertise overseeing growth initiatives across many technology companies from both an operating and financial sponsor perspective meaningfully benefits the Board as the Company executes on innovation.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Continuing Directors

Herald Chen

CAREER HIGHLIGHTS
Mr. Chen has served as a member of our Board since its formation in May 2014. Mr. Chen has been the President and Chief Financial Officer of AppLovin Corporation since November 2019 and a board member since August 2018.
Prior Experience
•Head of Technology, Media and Telecom, Kohlberg Kravis Roberts & Co. L.P., from April 2007 to October 2019
•Board chair, BMC Software, Inc., October 2018 to October 2019
•Board chair, Optiv Inc., December 2016 to October 2019
•Board chair, Epicor Software, August 2016 to October 2019

President and Chief Financial Officer, AppLovin Corporation Director since: 2014 Age: 52 Committees: AFC Other Public Company Directorships: AppLovin

SKILLS AND QUALIFICATIONS

We believe Mr. Chen is qualified to serve as a member of our Board because of his deep background in the technology industry, his proven leadership and strategic insight as a current executive of a large company in the digital market space, as well as his experience serving as a director on several public company boards and as a chair on multiple private company boards. Mr. Chen also brings to the Board his operational and management expertise as a former investment professional who was instrumental in defining strategy and driving success across many technology companies.

Mark Garrett

CAREER HIGHLIGHTS
Mr. Garrett has served as a member of our Board since February 2018. Mr. Garrett has served as a strategic advisor at Permira since June 2021. Mr. Garrett currently serves on the boards of directors of Cisco Systems, Inc., Snowflake Inc., and NightDragon Acquisition Corp.
Prior Experience
•Executive vice president and chief financial officer, Adobe Systems Incorporated, from February 2007 to April 2018
•Senior vice president and chief financial officer, Software Group of EMC Corporation (formerly Documentum, Inc.), August 2002 to January 2007 and 1997 to 1999, including through its acquisition by EMC Corporation in December 2003
•Board director, HireRight, LLC, November 2018 to October 2021
•Board director, Pure Storage, Inc., July 2015 to December 2021

Former Executive Vice President and Chief Financial Officer, Adobe Director since: 2018 Age: 64 Committees: AFC (C) Other Public Company Directorships: Cisco Systems, Snowflake and NightDragon Acquisition
SKILLS AND QUALIFICATIONS

We believe Mr. Garrett is qualified to serve as a member of our Board because of his leading financial and accounting expertise, as well as his proven leadership experience as an executive and director on boards and audit committees of several technology companies. Mr. Garrett provides an important perspective to our Board as a visionary in the technology industry who has completed one of the largest and fastest strategic transitions towards a cloud-based subscription model while at Adobe.

Ryan Roslansky

CAREER HIGHLIGHTS
Mr. Roslansky has served as a member of our Board since July 2018. Mr. Roslansky has served as the chief executive officer of LinkedIn Corporation since June 2020.
Prior Experience
•Senior vice president of Products and User Experience, LinkedIn Corporation, May 2009 to June 2020
•Senior vice president of Product, Mode Media Corporation (formerly Glam Media), May 2007 to May 2009
•Product and general management positions, Yahoo!, Inc., December 1999 to June 2004

Chief Executive Officer, LinkedIn Director since: 2018 Age: 44 Committees: NGC Other Public Company Directorships: None
SKILLS AND QUALIFICATIONS

We believe Mr. Roslansky is qualified to serve as a member of our Board because of his vast leadership experience in the technology industry, delivering successful products that enable customers to thrive and build their digital presence. The Board also benefits from Mr. Roslansky’s expertise in product strategy and development as well as his expansive background in global marketing, sales and customer experience.

2022 Proxy Statement	21

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Brian Sharples

CAREER HIGHLIGHTS
Mr. Sharples has served as a member of our Board since March 2016. Mr. Sharples currently serves on the boards of directors of Avalara, Inc., Yelp, Inc., Ally Financial Inc.
Prior Experience
•Chief executive officer, HomeAway, Inc., April 2004 to September 2016
•Board chairman, HomeAway, Inc., April 2004 to January 2017
•Board director, RetailMeNot, Inc., July 2011 to May 2017

Co-founder, Former Chairman and Chief Executive Officer, HomeAway Director since: 2016 Age: 61 Committees: CHCC (C) Other Public Company Directorships: Avalara, Yelp, Ally Financial	SKILLS AND QUALIFICATIONS

We believe Mr. Sharples is qualified to serve as a member of our Board because of his extensive experience as an executive in the technology industry and his entrepreneurial leadership. The Board additionally benefits from his expertise in technology brand strategy and his knowledge navigating strategic transactions in the technology and e-commerce space as both an executive and director.

Leah Sweet

CAREER HIGHLIGHTS
Ms. Sweet has served as a member of our Board since February 2020. Ms. Sweet currently serves on the board of directors of BMC Technologies.
Prior Experience
•Various roles, including senior vice president of Global Design, Delivery and Operations and chief of staff to the chief executive officer, PayPal Inc., January 2012 to March 2020
•Deputy chief information officer, State of Arizona, May 2009 to April 2010
•Vice President, Technology Strategy and Operations, American Express, February 2004 to May 2009
•Board director, Arizona Technology Council, October 2016 to March 2020

Former Senior Vice President, PayPal Director since: 2020 Age: 53 Committees: CHCC, NGC (C) Other Public Company Directorships: None
SKILLS AND QUALIFICATIONS

We believe Ms. Sweet is qualified to serve as a member of our Board because of her extensive senior executive expertise in the fintech and financial services industries. Her prior experiences spearheading successful transformations and driving businesses forward enable her to provide valuable insight to the Board with regard to oversight of enterprise strategy development and program management.

Lee Wittlinger

CAREER HIGHLIGHTS
Mr. Wittlinger has served as a member of our Board since its formation in May 2014. Mr. Wittlinger joined Silver Lake Partners in July 2007 and has been a Managing Director since January 2018. He currently serves on the board of directors of AMC Entertainment Holdings, Inc.
Prior Experience
•Investment banker, Technology, Media and Communications, Goldman, Sachs & Co. LLC, June 2005 to June 2007
•Board director, Vantage Data Centers LLC, May 2012 to March 2017
•Board director, Cast & Crew LLC, August 2015 to February 2019

Managing Director, Silver Lake Director since: 2014 Age: 39 Committees: NGC Other Public Company Directorships: AMC Entertainment Holdings
SKILLS AND QUALIFICATIONS

We believe Mr. Wittlinger is qualified to serve as a member of our Board because of his experience and perspective as an investment and finance professional in the technology industry. With an extensive M&A background and financing expertise, Mr. Wittlinger provides valuable insight regarding potential strategic transactions as well as essential oversight of financial decisions.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Board Leadership Structure
We currently have a separate independent Chair and CEO structure with Charles Robel serving as independent Board Chair and Aman Bhutani serving as CEO. We believe the current structure allows for effective oversight of the Company, the Board and management at this time. The role of the Chair of our Board is to facilitate oversight of management, engage with stockholders, and lead our Board on all matters. Our CEO has primary responsibility for the operational leadership and strategic direction of the Company. Mr. Robel has served as the independent Chair of the Board since 2015 due in large part to his strong financial, accounting and compliance expertise, his deep knowledge of the Company’s operations and history, including its transition from private to public and from controlled to non-controlled, and his extensive experience serving on the boards of directors of other public and private technology companies.
Key responsibilities of the Chair of the Board include, among other duties:
•Presiding over all meetings of the Board;
•Developing and setting the agenda for each Board meeting in consultation with management and the Chair of each standing committee;
•Calling and presiding over executive sessions of the Board;
•Assisting the Governance Committee in the Board’s self-assessment and Board and Committee evaluation process; and
•Serving as a liaison between the Board and the Company’s stockholders.
We do not require separation of the offices of the Chair and CEO. We believe it is important to retain the flexibility to allocate the responsibilities of such offices in a structure that serves the best interests of the Company and our stockholders. However, if at any point we determine those interests are best served by combining the roles of our CEO and Board Chair, our Corporate Governance Guidelines require that the then independent directors of the Board designate an independent director as Lead Director.
Director Independence and Additional Board Service
Director Independence
Our Corporate Governance Guidelines require that a majority of the Board, and each member of our standing committees, be independent in accordance with applicable laws, NYSE Listing Standards and our Corporate Governance Guidelines. Our Board annually reviews director independence, taking into consideration all relevant facts and circumstances, including whether any director has a material relationship with the Company or our management team (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment by such individual in carrying out the responsibilities of a Director. In making its determination, the Board considers information obtained through Company records and outside sources as well as responses provided by directors through our annual officer and director questionnaire process. Our Board has determined, with recommendation from the Governance Committee, that Mr. Chen, Ms. Donahue, Mr. Garrett, Mr. Robel, Mr. Roslansky, Mr. Sharples, Ms. Sweet and Mr. Wittlinger qualify as independent.
Other Public Company Board Service
As the responsibilities of public company directors have continued to expand, our Board has established overboarding guidelines for our directors to ensure that each director is able to perform their responsibilities, maintain effective oversight of the Company and management and fulfill their fiduciary duties to our stockholders. Our Corporate Governance Guidelines limit our directors from serving on more than four public company boards including the Company’s Board and, if our current chief executive officer serves as a member of our Board, he or she is limited to serving on no more than two public company boards, including the Company’s Board. Our directors are required to advise the chair of the Governance Committee of any invitations to join a new public company board of directors prior to accepting the directorship. This notification process allows the Board to confirm the absence of any actual or potential conflict of interest and ensure the director has sufficient time to devote to the responsibilities and commitments of our Company and Board. All directors are in compliance with this policy. In addition, our Audit and Finance Committee Charter limits directors who serve on our Audit Committee from simultaneously serving on the audit committees of more than three public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Mr. Garrett currently serves on the audit committees of four public companies, including GoDaddy. The Board determined that Mr. Garrett’s service on such committees would not impair his ability to effectively serve on our Audit Committee.

2022 Proxy Statement	23

Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Board Committees and Meetings
Board Meetings and Attendance

Number of Board Meetings in 2021	13	Attendance at Board and Committee Meetings in 2021	75+%	Attendance at 2021 Annual Meeting of Stockholders	100%
During the year ended December 31, 2021, our Board held thirteen meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Directors are expected to prepare for, attend and actively participate in all Board and committee meetings. We strongly encourage, but do not require, members of our Board to attend our annual meetings of stockholders. All of our directors attended our 2021 annual meeting of stockholders.
The Board’s independent directors regularly meet in executive sessions in which management does not participate. The Chair of the Board presides at each executive session.
Committees
Our Board has established three standing committees: an Audit and Finance Committee (the “Audit Committee”), a Nominating and Governance Committee (the “Governance Committee”) and a Compensation and Human Capital Committee (the “Compensation Committee”). Each of our standing committees operates under a written charter satisfying the applicable SEC rules and NYSE Listing Standards. Copies of our Charters are available on our corporate website at www.aboutus.godaddy.net/investor-relations/governance.
Each member of our standing committees has been determined independent by our Board in accordance with our Corporate Governance Guidelines. Each committee annually reviews the adequacy of its written charter and submits any recommended changes to the Board for approval. In 2021, the Board approved certain amendments to the Governance Committee Charter and Compensation Committee Charter that formalize the Governance Committee’s oversight of ESG measures and the Compensation Committee’s oversight responsibilities of human capital management and make updates for current market practices. In 2022, the Board approved certain amendments to the Audit Committee Charter that include updates for current market practices.
The Governance Committee annually reviews and recommends to the Board the composition of each committee, including the appropriate director to chair each committee. In making its recommendations, the Governance Committee considers, among other factors, the “independence” of committee members, financial literacy and expertise of Audit and Finance Committee members, and the relevant skills, background and experience of the directors. In October 2021, the Governance Committee recommended, and the Board approved, a reconstitution of our standing committees.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Audit and Finance Committee				No. of meetings in 2021:
Mark Garrett (Chair)[4]	Caroline Donahue	Herald Chen[5]	Charles Robel
5

INDEPENDENCE
Our Board has determined that the Audit Committee meets the requirements for independence under current NYSE Listing Standards and SEC rules and regulations, including Rule 10A-3(b)(1)(iv) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). Each member of our Audit and Finance Committee also meets the financial literacy requirements of the current NYSE listing standards.
FINANCIAL EXPERTS
Our Board has determined that Messrs. Chen, Garrett and Robel are “financial experts” within the meaning of Item 407(d) of Regulation S-K under the Securities Act.
PRIMARY RESPONSIBILITIES
Our Audit Committee is responsible for overseeing, among other things:
•accounting and financial reporting processes and internal controls as well as the audit and integrity of our financial statements;
•the qualifications, independence and performance of our independent registered public accounting firm;
•the performance of our internal audit function;
•compliance with legal and regulatory requirements; and
•risk assessment and risk management pertaining to financial, accounting, treasury and tax matters.
For more information about the Audit Committee’s responsibilities and actions, see the section titled “Report of the Audit and Finance Committee” beginning on page 67 of this Proxy Statement.

Nominating and Governance Committee			No. of meetings in 2021:
Leah Sweet (Chair)	Ryan Roslansky	Lee Wittlinger
2

INDEPENDENCE
Our Board has determined that the composition of our Governance Committee meets the requirements for independence under current NYSE Listing Standards.
PRIMARY RESPONSIBILITIES
Our Governance Committee, among other things:
•identifies, evaluates and selects, or makes recommendations to our Board regarding, nominees for election to our Board and its committees;
•evaluates the performance of our Board and of individual directors;
•considers and makes recommendations to our Board regarding the composition of our Board and its committees;
•reviews developments in and disclosures regarding corporate governance practices and ESG matters, *NEW*
including initiatives in corporate responsibility, sustainability and community involvement; and
•develops and makes recommendations to our Board regarding corporate governance guidelines and matters.

4     Prior to October 2021, Charles Robel served as Chair of the Audit Committee.
5    Herald Chen was appointed to the Audit Committee in October 2021.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Compensation and Human Capital Committee			No. of meetings in 2021:
Brian Sharples (Chair)	Caroline Donahue[6]	Leah Sweet
5

INDEPENDENCE
Our Board has determined that the composition of our Compensation Committee meets the requirements for independence under current NYSE listing standards.
PRIMARY RESPONSIBILITIES
The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee, among other things:
•provides oversight of our compensation policies, plans and benefits programs and our overall compensation philosophy;
•assists our Board in discharging its responsibilities relating to (i) oversight of the compensation of our CEO and other executive officers (including officers reporting under Section 16 of the Exchange Act), (ii) approving and evaluating our executive officer compensation plans, policies and programs, and (iii) making recommendations to the Board in respect of the foregoing;
•administers our equity compensation plans for our executive officers, employees, directors and other service providers; and
•assists the Board in its oversight of human capital management.  *NEW*
COMPENSATION DISCLOSURE
To learn more about how executive and non-employee director compensation decisions are determined, including the role of executive officers and the compensation consultant, see the section titled “Compensation Discussion and Analysis” beginning on page 37 of this Proxy Statement.

Assessment of Board and Committee Effectiveness
Evaluations play a critical role in ensuring the effective functioning of our Board and its committees. Our Board annually evaluates the performance of the whole Board, its members and its committees. The Governance Committee is responsible for determining the process, which has historically consisted of individual interviews, and from time to time, these interviews have been led by a third party. This process covers various topics including Board and committee composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. Based on the results of the evaluation process, the Governance Committee considers whether changes to Board or committee composition, leadership, responsibilities or operations may be desirable or necessary. The Governance Committee provides a detailed report to the full Board for consideration, and the Board develops an action plan for further enhancement.
The results of the evaluation process also inform the Governance Committee’s director candidate pipeline and succession planning activities.
Set forth below is our Board’s process for assessing Board and Committee effectiveness.

Define objectives	Define scope	Determine roles and responsibilities

Determine evaluation method	Conduct evaluation, analyze results, discuss as a Board	Develop action plan

6     Caroline Donahue was appointed to the Compensation Committee in October 2021. Prior to October 2021, Herald Chen served on the Compensation Committee.

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Board Risk Oversight
Our Board is responsible for overseeing the Company’s enterprise-wide risk management as part of its mandates under our Corporate Governance Guidelines, its fiduciary duties and its general oversight of management and the Company’s business strategy. Our Board exercises such oversight both directly and indirectly through its three standing committees and in review and consultation with management, who is accountable for day-to-day risk management efforts. A breakdown of the key oversight responsibilities is set forth below.

BOARD
•Oversee formation of long-term strategic, financial and organizational goals of the Company and plans designed to achieve such goals.
•Oversee strategic, legal, regulatory, financial, management, and operational risks including cybersecurity, human capital management, sustainability and succession planning.
•Review, discuss and assess delegated oversight responsibilities with committees, directors and management.

AUDIT AND FINANCE COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE
•Oversees and reviews at least annually major financial risk exposures and the steps management has taken to monitor and control those exposures.
•Exercises data privacy and cybersecurity oversight.
•Discusses risk exposures with management and the Company’s independent auditor.
•Reviews and assesses guidelines and policies with respect to risk assessment and risk management pertaining to financial, accounting, insurance coverage, investment and tax matters, as well as any other enterprise risk management or business continuity matters.
•Periodically meets with management regarding the Company’s enterprise risk management and other compliance risk programs.

•Reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation related to the performance of the Company.
•Establishes and administers annual and long-term incentive compensation plans for executive officers and senior executives including establishing performance objectives.
•Reviews and discusses with management matters related to the Company’s human capital.
•Assists the Board in its oversight of human capital management.

•Reviews, assesses and oversees Company’s compliance of the Corporate Governance Guidelines.
•Monitors and periodically reviews the risks raised by the Company’s code of business conduct and ethics.
•Reviews actual and potential conflicts of interests of directors and executives.
•Reviews the disclosures included in the Company’s proxy statement regarding the Company’s corporate governance and ESG matters.

MANAGEMENT ENTERPRISE RISK MANAGEMENT PROGRAM

•Identifies internal and external factors that could prevent the Company from achieving its strategic and operational objectives.
•Assists management in monitoring and mitigating specified risks to a reasonable level through consideration of expected impacts and the Company’s vulnerabilities.
•Identifies strategic, reputational, financial, operational and compliance risks.

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Data Privacy and Cybersecurity Oversight
Our Board is committed to mitigating data privacy and cybersecurity risks and recognizes the importance of these issues as part of our overall risk management framework. To stay apprised of such risks more effectively, the Board has delegated oversight of cybersecurity incidents, as well as our data privacy and security programs, strategy, policies, standards and processes and making inquiries of management to our Audit Committee. The Audit Committee has worked with our Chief Cloud and Security Officer (“CSO”) to oversee and support improvements in our cybersecurity posture, such as the Company’s adoption of the National Institute of Standards and Technology (“NIST”) cybersecurity framework and engagement of external experts to review our cybersecurity posture against NIST and other frameworks, such as ISO 27001. These activities have produced improvements in our cybersecurity programs and measures, including the achievement of security certifications to support our business and products. Our management and CSO report quarterly to the Audit Committee and at least annually to the Board regarding the state of our data privacy and cybersecurity programs, including known incidents and vulnerabilities, assessment results and significant regulatory developments. In addition, our management team in consultation with the Audit Committee is responsible for ensuring that the Company provides relevant and timely training and awareness for our employees.
Sustainability Risk Oversight
Our Board continually reviews and incorporates sustainability matters into its oversight of management and the Company. The Board’s sustainability oversight process is set forth below:

Board of Directors

Committee Oversight	Management Oversight	Implementation

Governance Committee	Executive Committee	Steering Committee

•To further its focus on such matters, the Board approved amendments to the Nominating and Governance Committee Charter to provide for the Governance Committee’s oversight of developments in and disclosures regarding corporate governance practices and ESG matters, including initiatives in corporate responsibility, sustainability and community involvement.

•The Company has established an executive committee (the “Executive Committee”) composed of GoDaddy’s CEO, Chief Legal Officer, Chief People Officer, Chief Financial Officer and Chief Technology Officer.
•The Executive Committee, chaired by our Chief Legal Officer, reports to the Board quarterly.

•The Company has established a sustainability steering committee (the “Steering Committee”) composed of leaders across the Company and chaired by the Company’s Senior Director of Corporate Sustainability.
•The Steering Committee reviews all sustainability programs and practices and reports quarterly to the Executive Committee. The Steering Committee supports the Company’s ongoing commitment to sustainability practices and disclosure as well as the Company’s sustainability program development and goal setting.

To assist the Steering Committee, the Company has created six working groups comprised of key employees within the Company with oversight from members of the Steering Committee. Each working group is responsible for matters related to one or more material sustainability issues. Our working groups and the topics of discussion are set forth below:

Privacy & Security	Policy	Facilities & Data Centers	Employees	Corporate Social Responsibility	Corporate Governance
User Privacy	Content Governance	Energy Use	Diversity, Inclusion & Belonging	Inclusive Entrepreneurship	Corporate Governance
Web Security		GHG Emissions	Talent Management & Engagement

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Environmental and Social Commitment
To make sure we are truly infusing priorities into how we operate every day, we’ve made a point of aligning each priority issue with one of three strategic sustainability pillars.
We understand that priorities on paper mean nothing unless they also translate to real-life action. With that in mind, we’ve stepped up the way we bring our sustainability efforts to life. Here are some recent highlights:

OPERATIONS
Operating our business ethically, managing risk and reducing our environmental impact
•Environmentally friendly headquarters with reclaimed water, solar arrays, efficiency HVAC systems and EV charging stations
•Since 2019, our EMEA data centers and select EMEA offices use 100% renewable energy through purchasing Guarantees of Origin
•Completed first GHG emissions inventory and working toward setting reduction targets
•Do The Right Thing and Business Conduct and Ethics training for all employees

CUSTOMERS
Empowering entrepreneurs everywhere and making opportunity more inclusive for all
•Continued growth into new cities with GoDaddy’s signature social impact program, Empower by GoDaddy, to equip thousands of entrepreneurs in underserved communities with the training, tools and resources they need to be successful
•Strategic partnerships launched through GoDaddy’s Venture Forward program with UCLA, Milken Institute and MasterCard
•Hosted GoDaddy Open 2021, an online event for entrepreneurs to engage in networking events, one on one business coaching, workshop-like sessions and keynote speakers with real-world stories

EMPLOYEES
Creating an inclusive, collaborative culture and promoting professional growth
•New professional development opportunities through MyCareer, LinkedIn Learning, and Decision Lab as well as GROW, a 6-month rotational program and Elevate, a care and services leadership program
•In 2021, 37% of all hires were women and 50% of the hires in the U.S. were minorities
•90% participation in our annual employee engagement survey, GoDaddy Voice, a 3% increase from 2020
•More than 92% of employees believe their manager creates an environment that allows them to be themselves at work
•Our awards and recognition reflect our focus on developing a culture that embraces the differences among us and champions people for who they are
•Achieved 100% on the Human Rights Campaign Corporate Equality Index 2022 for the fourth year in a row
•Named one of 2021 Forbes Best Employers for Women

Success Through Diversity and Fair Pay
As a part of our long-lasting commitment to building an inclusive environment where our employees, customers, and communities have an opportunity to thrive, we publish an annual Diversity and Parity Report that highlights the real changes we are making to enhance our welcoming, diverse, and inclusive workplace environment. In 2015, we published our inaugural report and have published a yearly report on our achievements, goals and targets. In 2021, we reported that we had equitable pay across almost all areas of our business. In instances where pay parity gaps were identified, we have developed plans to achieve our goal of pay parity. To further our objectives our Board approved updates to the Compensation Committee charter to include, among other things, assisting the Board with human capital management oversight.

	Female	Ethnic Diversity
Whole Company			Pay Parity for Women 99%	Pay Parity for Minorities 101%
Leadership			Pay Parity for Women 98%	Pay Parity for Minorities 110%

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Stockholder Engagement Approach and Philosophy
Our Board and management take a long-term, constructive view toward stockholder engagement. We recognize that stockholder feedback is critical to driving growth, creating value, and most importantly being responsible stewards of stockholder capital. As a result, our management regularly engages with our stockholders, often with directors joining the discussion, to hear their perspectives and guidance.
We greatly value this feedback, and we seek to optimize our corporate governance by refining our policies, procedures and practices when appropriate. In addition to the engagement described below, we also communicate with our stockholders through a number of other forums, including quarterly earnings calls, SEC filings, our annual report and proxy statement, our annual meeting of stockholders, investor meetings and conferences, and our Investor Relations website.
As part of our growing and comprehensive engagement program, we established a robust annual engagement cycle that allows us to capture and integrate stockholder feedback into our decision making processes.

Conduct off-season engagement outreach with stockholders and proxy advisers to discuss, among other topics, corporate governance, human capital management, environmental sustainability, and executive compensation.
Review the results of the Annual Meeting of Stockholders, stockholder feedback and governance trends to inform next steps.

Share stockholder feedback with the Board for consideration to determine any potential changes to be made in advance of the upcoming Annual Meeting of Stockholders.
Leading up to the Annual Meeting of Stockholders, conduct in-season engagement outreach to answer any stockholder questions on ballot items and the proxy statement.

As a part of this stockholder engagement program, we received constructive feedback from our stockholders and took numerous actions over the last year to address their suggestions:

What We Heard	How We Responded
•Declassify the Board and directors to serve annual terms	•Board approved the management proposal on this year’s proxy ballot to declassify the Board (page 68)
•Remove the supermajority requirement to amend the Company’s Charter and Bylaws	•Board approved the management proposal on this year’s proxy ballot to remove the supermajority requirements (page 70)
•Rotate the Board’s Committee leadership positions	•Appointed Mark Garrett as the new Chair of our Audit and Finance Committee and Leah Sweet as the new Chair of our Nominating and Governance Committee
•Disclose formalized Board-level oversight over ESG matters to ensure appropriate focus on such matters	•Updated the Nominating and Governance Committee charter to formalize responsibility for oversight of developments and disclosures regarding corporate governance practices and ESG matters
•Institute dedicated Board-level oversight of human capital management	•Updated the Compensation Committee charter to include responsibility for oversight of our human capital management practices
•Adopt majority vote standard for director elections	•Amended our Bylaws to adopt a majority voting standard in uncontested director elections
•Formalize Company guidelines on directors’ other public company board service	•Revised Corporate Governance Guidelines to include a policy on director service on other public company boards

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Other Governance Policies
Communications with the Board of Directors
Stockholders or other interested parties may communicate directly with the Board, the Chair of the Board, any of the Company’s other non-management directors or the non-management directors as a group by mailing correspondence to the Company’s Chief Legal Officer and Corporate Secretary at GoDaddy Inc., 2155 E. GoDaddy Way, Tempe, Arizona, 85284, Attention: Chief Legal Officer and Corporate Secretary or Legal Department. In addition to the method set forth in the Company’s Corporate Governance Guidelines, such correspondence can also be sent via email to governance@godaddy.com. The Company’s Chief Legal Officer and Corporate Secretary or Legal Department shall review all incoming stockholder communications and route such communications to the appropriate member(s) of the Board. Materials that will not be forwarded include mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate materials.
The Company’s Chief Legal Officer and Corporate Secretary or Legal Department will notify the Chair of the Board or the chair of the Nominating and Governance Committee of any stockholder communications received that he/she deems significant.
Anti-Hedging and Anti-Pledging
Directors, officers and employees are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. In addition, directors, officers and certain other executives may not pledge Company securities under any circumstances, including by purchasing Company securities on margin or holding Company securities in a margin account, or pledging securities as collateral for loans.
Whistleblower Policy
The Company encourages directors, officers, employees, independent contractors and others who reasonably believe that they have become aware of questionable accounting, internal accounting controls or auditing matters, fraudulent financial information being reported, violations of the Company’s Code of Business Conduct and Ethics or other Company policies, or the violation of securities laws or any other applicable laws, to raise these concerns in accordance with our Whistleblower Policy. Our Chief Legal Officer is responsible for maintaining a log of complaints received under the Whistleblower Policy and preparing summary reports for the Audit Committee. Our Chief Legal Officer reports significant accounting and auditing complaints to the Audit Committee, which oversees investigations of such complaints, and determines the appropriate person or department to investigate non-accounting and auditing complaints, in accordance with the Whistleblower Policy.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics is applicable to all of our employees, directors and executive officers. The Code of Business Conduct and Ethics considers questions of possible conflicts of interest of directors and executive officers, and approves or prohibits any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity.
We will promptly disclose, if required by applicable laws, any amendment to, or waiver from, our Code of Business Conduct and Ethics granted to directors or executive officers by timely posting such information on our corporate website.
Where to Find More Information
Copies of our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy, as well as each Board committee’s charter, are available on our corporate website at www.aboutus.godaddy.net/investor-relations/governance.

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Non-Employee Director Compensation
We have established an Outside Director Compensation Policy pursuant to which each member of our Board who is not our employee and is not affiliated with a holder of greater than 5% of any class or series of our capital stock (each an “Eligible Director”) will receive cash and equity-based compensation for their services on our Board.
The Outside Director Compensation Policy is periodically reviewed, with the assistance of the Compensation Committee’s independent compensation consultant, Compensia, to ensure that the compensation paid to our Eligible Directors reflects current market assessments, data and analyses.
Cash Retainers
Our Eligible Directors were entitled to receive the following annual cash retainers for their services in 2021:
•$50,000 per year for service as a Board member;
•$50,000 per year for service as chair of the Board;
•$27,500 per year for service as chair of the Audit and Finance Committee;
•$15,000 per year for service as a member of the Audit and Finance Committee;
•$20,000 per year for service as chair of the Compensation and Human Capital Committee;
•$12,000 per year for service as a member of the Compensation and Human Capital Committee;
•$12,000 per year for service as chair of the Nominating and Governance Committee; and
•$6,000 per year for service as a member of the Nominating and Governance Committee.
Each Eligible Director will receive a prorated annual cash retainer based on the number of months he or she has, or will have, provided services to us in the year in which he or she was elected or ceases to serve on the Board. No additional or separate fees are paid for attendance at meetings of our Board.
Equity Compensation
Initial Award. Upon an Eligible Director’s appointment or election to the Board, he or she will receive an initial grant of RSUs having a grate date value of $235,000. These RSUs vest on the first anniversary of the grant date, subject to the Eligible Director continuing to be a service provider through such date.
Annual Award. On the date of each annual meeting of stockholders, each Eligible Director who has served on our Board for at least six months as of the date of the annual meeting will receive an annual grant of RSUs with a value of $235,000. In addition, on the date of each annual meeting, the chairperson of the Board will receive an additional annual grant of RSUs having a grant date value of $80,000. These RSUs vest on the day immediately prior to the next annual meeting after the effective date of grant, subject to the Eligible Director continuing to be a service provider through such date.
The number of shares underlying the RSUs granted under the Outside Director Compensation Policy is determined by dividing the specified value by a per share price as determined based on the volume weighted average price of our Class A common stock for the 30 trading days immediately preceding the last trading day of the month prior to the month of the grant date.
Under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”), an Eligible Director may not receive in any fiscal year equity awards with a grant date fair value in excess of $1.0 million or $2.0 million in connection with initial service as an Eligible Director. Awards granted to an individual in respect of their service as an employee or consultant, but not an Eligible Director, will not count for purposes of this limitation.

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Equity Ownership Guidelines for Non-Employee Directors
We have adopted equity ownership guidelines applicable to our non-employee directors who receive compensation under our Outside Director Compensation Policy. These guidelines provide that each of these non-employee directors is expected to attain and maintain a minimum equity interest ownership equal to five times the director’s annual cash retainer (not including any additional fees received for committee service or serving as a chair of a committee) for Board service as follows: (i) for our existing non-employee directors, by the date of our 2024 annual stockholder meeting, and then throughout such director’s tenure on the Board and (ii) for any newly appointed or elected non-employee directors, by the fifth annual stockholder meeting after he or she joins the Board, and then throughout such director’s tenure on the Board. In determining if a non-employee director has satisfied the equity ownership guidelines, shares of (or equity exchangeable for) the Company’s Class A common stock beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration. Shares underlying unexercised stock options and unvested equity awards are not taken into consideration. As of December 31, 2021, all of our non-employee directors are either in compliance with the equity ownership guidelines or are on track to comply with the equity ownership guidelines within the applicable time periods. The Compensation Committee is responsible for administering the equity ownership guidelines applicable to our non-employee directors.
2021 Non-Employee Director Compensation
The following table summarizes compensation for each of our non-employee directors during the year ended December 31, 2021. For all of our non-employee directors, we offer health insurance benefits and reimbursement of travel and other related expenses for attending meetings. In 2021, we did not incur a reimbursement expense for travel or other related expenses because all of our Board and committee meetings occurred via virtual live webcast due to the COVID-19 pandemic.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Herald Chen	62,649	230,917	(4)	—	293,566
Caroline Donahue	67,597	230,917	(4)	14,984	313,498
Mark Garrett	67,705	230,917	(4)	16,237	314,859
Charles Robel	134,197	309,481	(5)	7,701	451,379
Ryan Roslansky	56,000	230,917	(4)	—	286,917
Brian Sharples	70,000	230,917	(4)	—	300,917
Leah Sweet	64,597	230,917	(4)	16,236	311,750
Lee Wittlinger	56,000	230,917	(4)	—	286,917
(1)These amounts reflect annual cash retainers earned during 2021 for his or her service as a member of our Board, and, if applicable, chair of, or as a member of, one or more Board committees, in accordance with our Outside Director Compensation Policy described above.
(2)These amounts reflect the aggregate grant date fair value of RSUs granted during 2021, computed as described in Note 2 to our audited financial statements, which are included in our 2021 Form 10-K, for his or her service as a member of our Board, as described under “Equity Compensation” above.
(3)These amounts reflect health insurance benefits for his or her service as a member of our Board.
(4)On June 2, 2021, Messrs. Chen, Garrett, Roslansky, Sharples and Wittlinger and Mses. Donahue and Sweet were each awarded an annual grant of RSUs covering 2,854 shares of our Class A common stock. 100% of the shares subject to the RSUs are scheduled to vest on May 31, 2022 or the day immediately prior to our Annual Meeting, subject to each of their continued service with us through such date. As of December 31, 2021, each of these directors held 2,854 RSUs and none of these directors held any stock options.
(5)On June 2, 2021, Mr. Robel was awarded an annual grant of RSUs covering 3,825 shares of our Class A common stock. 100% of the shares subject to the RSUs are scheduled to vest on May 31, 2022, or the day immediately prior to our Annual Meeting, subject to his continued service with us through such date. As of December 31, 2021, Mr. Robel held 3,825 RSUs and stock options to purchase an aggregate of 23,627 shares of our Class A common stock.

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Executive Officers
The following table identifies certain information about our executive officers as of March 31, 2022. Executive officers are appointed by our Board to hold office until their successors are appointed and qualified.
For Aman Bhutani's biography, please see the section titled "Board and Governance Matters — Nominees for Director" beginning on page 20 of this Proxy Statement.

Roger Chen, 51

Roger Chen has served as our Chief Operating Officer since January 2022. Prior to this role, Mr. Chen served as the President of the Company’s Domain and Registrars and Investors Business from May 2020 until his appointment as Chief Operating Officer. Previously, Mr. Chen was the Senior Vice President of Asia Pacific region from January 2018 to April 2020. From June 2015 to December 2018, Mr. Chen served as the Company’s Vice President of Asia.

Nick Daddario, 53

Nick Daddario has served as our Chief Accounting Officer since December 2019. Before joining GoDaddy, Mr. Daddario served as Vice President, Controller for Harvest Health & Recreation Inc., from March 2019 to October 2019. Prior to joining Harvest Health, Mr. Daddario held several positions with Marriott International Inc. and Starwood Hotels and Resorts Worldwide Inc. from April 1998 to March 2019, including most recently as Vice President, Corporate Controller and Site Leader. Prior to joining Starwood, Mr. Daddario worked as a Manager in the assurance practice of Arthur Andersen LLP for six years.

Michele Lau, 46

Michele Lau has served as our Chief Legal Officer and Corporate Secretary since July 2021. Prior to joining GoDaddy, Ms. Lau served as Senior Vice President, Corporate Secretary and Associate General Counsel at McKesson Corporation from March 2018 to June 2021. Prior to that role, Ms. Lau served in a number of roles at McKesson Corporation. From October 2002 to April 2008, Ms. Lau was an attorney at Morrison & Foerster LLP.

Mark McCaffrey, 56

Mark McCaffrey has served as our Chief Financial Officer since June 2021. Before joining GoDaddy, Mr. McCaffrey spent over 20 years holding various roles at PricewaterhouseCoopers LLP in the Technology, Media and Telecommunications (TMT) Sector. Mr. McCaffrey was most recently the US TMT Sector Leader, guiding an experienced team of consultants working across clients in the TMT industries. He also served as the Global Software Industry Leader for the firm, including the global engagement partner on several of PwC’s largest multinational software and services clients.

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A Letter From the Chair of Our Compensation and Human Capital Committee

Brian Sharples

Dear Fellow Stockholders,
On behalf of the entire Board of Directors of GoDaddy Inc., I would like to thank you for your continued investment in our Company. As Directors, we play a key role in determining the Company’s strategic direction and we are actively committed to our oversight responsibilities.
Your Board values the input of stockholders on all matters, including our governance and compensation programs and seeks regular feedback as we continue to evolve in these areas. This past year, we sought meetings and guidance from stockholders representing 87% of our share ownership, and I’m pleased that we heard from many of you, representing approximately 47% of our total share ownership. I personally had the distinct pleasure of meeting with several of you and greatly appreciate your willingness to be thought partners as we grow and continue to refine our practices.
In particular, I appreciated hearing your perspectives on our executive compensation, governance, human capital and sustainability-related programs. In 2019, the Compensation and Human Capital Committee chose to undertake a holistic review of our program designs to incorporate stockholder feedback and we implemented significant changes, including, increasing the percentage of performance shares, removing the use of stock options in our long-term incentive plan, and utilizing distinct and differentiated metrics in our annual and long-term incentives. We implemented the new program in 2020 for our named executive officers and in 2021 for our CEO, following his 2019 new hire compensation package.
You’ve spoken, we’ve listened, and we’ve taken action.
Following a disappointing say-on-pay vote in 2021, we bolstered our engagement outreach and relied on these conversations to determine the appropriate responsive actions we should take considering the vote outcome. Through these conversations, we learned that our stockholders are generally supportive of the compensation program structure, however, we did not effectively disclose important details and enhancements. As such, we are excited about our enhanced proxy this year. Not only have we expanded our disclosures to be responsive to stockholder feedback, but we also refreshed our presentation with clear, visual representations of key elements that are important to you and our Company. Our Compensation Discussion and Analysis, starting on page 37, makes clear the specific design changes we implemented in prior years and provides enhanced disclosures that you requested. We hope that the new format will help facilitate your review of our practices, and that you enjoy reading disclosure that better reflects our Company’s considerations and actions.
In line with our review of the Company’s compensation practices, the Board continued to focus on its review of the Company’s governance practices and welcomed your feedback on many proposed updates. At the end of 2021, we were pleased to announce our decision to adopt several governance enhancements, which are discussed in further detail starting on page 14, and are thrilled to ask for your approval at the 2022 Annual Meeting of Stockholders of the previously announced plan to eliminate the Board’s classified structure and the elimination of the supermajority threshold required to amend our governing documents.
As we continue to evolve and grow, we are, and will remain, committed to ongoing engagement to ensure our practices continue to reflect stockholder input.
On behalf of the Board of Directors, thank you for your continued support of GoDaddy.

Sincerely, BRIAN SHARPLES Chairperson, Compensation and Human Capital Committee

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Executive Compensation

Proposal No. 2 Advisory Vote on the Compensation of Our Named Executive Officers

The Board of Directors unanimously recommends that you vote “FOR” the approval of the advisory resolution on the compensation of our named executive officers in this proposal 2.
In accordance with the rules and regulations of the SEC, pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the rules and regulations of the SEC in the "Executive Compensation" section of this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views with respect to our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, policies and practices as described in this Proxy Statement.
The say-on-pay vote is advisory, and is therefore not binding on us, our Compensation and Human Capital Committee or our Board. The say-on-pay vote will, however, provide critical information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which our Compensation and Human Capital Committee will be able to consider when determining executive compensation for the remainder of the current year and beyond. Our Board and our Compensation and Human Capital Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will communicate directly with our stockholders to understand and consider their concerns, and determine what actions, if any, are necessary to address such concerns.
We believe the information we have provided in the "Executive Compensation" section of this Proxy Statement, and in particular the information discussed in "Executive Compensation-Compensation Discussion and Analysis," and related tabular disclosure, highlights our core principles of providing fair and equitable compensation that ties pay to performance, is competitive in the marketplace, and reflects the feedback of our stockholders. Accordingly, we ask our stockholders to vote "FOR" the compensation paid to our named executive officers by adopting the following resolution at the Annual Meeting.

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Compensation Discussion and Analysis

	Table of Contents

This compensation discussion and analysis discusses the objectives and philosophy for our executive compensation program as well as the principles underlying our decision-making processes with respect to each component of compensation that we provide to our named executive officers.	Named Executive Officers	37

	Overview	38

	Compensation Decision-Making Process	41

	Performance Targets Designed to Reward Stretch Performance	43

	Principal Elements of Pay	44
	Base Salary	45
	2021 Short-Term Incentive Plan	45
	2021 Long-Term Incentive Plan	50

	Other Compensation Policies and Practices	52

	Compensation and Human Capital Committee Report	56

	Executive Compensation Tables	57

Named Executive Officers
Our named executive officers (“NEOs”) are listed below and appear in the Summary Compensation Table and the tables that follow, beginning on page 57.

Aman Bhutani, Chief Executive Officer	Mark McCaffrey, Chief Financial Officer	Nick Daddario, Chief Accounting Officer	Michele Lau, Chief Legal Officer and Corporate Secretary[7]
Raymond Winborne, former Chief Financial Officer8
Nima Kelly, former Chief Legal Officer, Executive Vice President and Secretary9

7     Ms. Lau was hired to serve as our CLO and Corporate Secretary, effective July 12, 2021.
8     Mr. Winborne retired from this position, effective June 2, 2021.
9     Ms. Kelly transitioned to an advisory role on July 12, 2021, and retired from our Company, effective December 31, 2021.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Overview
Compensation Philosophy and Objectives
Our general compensation philosophy is to offer programs that attract, retain and motivate our executives and key employees and that drive business results over the short- and long-term in a manner that creates long-term stockholder value. Our executive compensation program is based upon and designed to address four core principles:

Pay for Performance	Competitive Pay	Fair and Equitable	Responsive to Stockholders

Designed to promote our overall “pay for performance” compensation philosophy, a significant portion of our NEOs’ compensation is “at risk” and subject to corporate and individual performance achievement goals.
	We strive to provide competitive compensation packages to our executive officers that aid us in recruiting and retaining top talent, and motivating and rewarding achievement of our short- and long-term business objectives.	We aim to provide compensation reflective of our long-lasting commitment to building an inclusive environment where our employees, customers, and communities have an opportunity to thrive.
We incorporate the themes and specific feedback we hear from our stockholders to build, revise and update our programs to ensure that our designs reflect stockholder interests and are consistent with best market practices.

Total Direct Compensation for NEOs
Our executive compensation packages consist of three primary elements, each of which is described in further detail in this compensation discussion and analysis: (i) base salary; (ii) short-term incentive compensation; and (iii) long-term incentive compensation. The charts below, which depict the mix of the pay elements for our CEO and other NEOs, illustrate our commitment to providing compensation that is significantly variable, at risk and performance-based. These pay structures ensure that we meet our core principles – pay for performance, fair, equitable and competitive pay that is responsive to stockholder feedback.

CEO	ALL OTHER NEOs (average)

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Evolution of Our Compensation Program
The program design changes approved by the Compensation Committee in 2019 and 2020 following stockholder feedback are highlighted below and include:
•Removal of stock options from the LTIP
•Increase in the percentage of the LTIP that is delivered as PSUs to 50% for all NEOs
•Elimination of the overlap of metrics in the annual and long-term incentive plans
•Incorporation of relative TSR into the LTIP in order to further enhance the link between the interests of our executives and stockholders
•Adoption of stock ownership guidelines for executive officers (6x for CEO and 2x for other executive officers)
Our Board is committed to ongoing stockholder engagement and responsiveness.

Component	2019 Compensation Plan	2020 Compensation Plan	Rationale
Base Salary	•Targeted at competitive levels and based on past experience and expected future contributions	•Targeted at competitive levels and based on past experience and expected future contributions	•Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities
Short-Term Incentive	•80% - Corporate Performance Goal •50% Bookings •30% Unlevered Free Cash Flow •20% Net Promoter Score •20% - Individual Performance Goals	•80% - Corporate Performance Goal •50% Bookings •50% Unlevered Free Cash Flow •20% - Individual Performance Goals
•Provides the appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions

Long-Term Incentive
•33.3% - PSUs
•Vest over a 4-year period as to 25% of the PSU each year based on achievement of annual bookings and unlevered free cash flow targets
•33.3% - Time-Based RSUs
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years
•33.4% - Time-Based Stock Options
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years

•50% PSUs   NEW
•100% rTSR measured against the Nasdaq Internet Index NEW
•Cliff vests after 3-year performance period NEW
•50% Time-based RSUs NEW
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years

•Strengthens the alignment between the interests of our executive officers and stockholders by tying vesting of awards to achievement of a relative TSR measure against the Nasdaq Internet Index, which incentivizes our executives to drive long-term stockholder value
•Our use of both time- and performance-based equity awards also promotes executive officer retention by linking vesting to continued employment

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

2021 Say-on-Pay Vote and Continued Stockholder Engagement
Following the results of our 2021 annual meeting of stockholders, we were surprised and concerned to see that we received a relatively low 73% of stockholder support for our executive compensation programs. We had implemented a number of specific changes to our 2020 compensation program that were intended to comprehensively address the holistic feedback we discussed with stockholders throughout 2019 and into 2020. After our 2021 annual meeting of stockholders, we bolstered our engagement process to further understand our stockholders’ perspectives and the key drivers for their voting decisions. We sought specific feedback that we could further reflect in our decision-making process going forward.

In the fall of 2021 and winter of 2022

We contacted stockholders representing approximately 87% of our shares outstanding	We engaged stockholders representing approximately 47% of our total shares outstanding throughout 2021 and 2022	Board members led discussions with stockholders representing approximately 23% of our total shares outstanding

Members of our Board, including our Board Chair, Chuck Robel, and our Compensation Committee Chair, Brian Sharples, led discussions reflecting our Board’s commitment to ensuring clear lines of communication with our stockholders. We discussed with stockholders the various ways we could further align GoDaddy's operations, policies, and programs with our stockholders’ interests, including highlighting the substantial changes we made to our 2020 compensation program. We were particularly eager to hear how we could further improve on our compensation program following the 2021 say-on-pay vote results.
From these meetings, we learned that stockholders were broadly supportive of the overall compensation program philosophy, design, and metrics and gained some constructive feedback regarding specific responsive actions we could take following the 2021 say-on-pay vote results. We received valuable perspectives on how to enhance our Proxy Statement to provide clearer and more transparent disclosure that would assist stockholders in their analyses of our compensation programs.

Based on stockholder feedback, we have made the following changes:

Approved a largely performance-based CEO compensation package for 2021, similar to those in place for other NEOs, following his initial 2019 new hire package	Provided additional explanation of individual performance goals and achievements under the STIP see page 46	Disclosed for the first time, the forward-looking qualitative scorecard metrics for our CEO’s STIP see page 49

Enhanced our anti-pledging policy to prohibit pledging of company shares by directors and employees under any circumstances	For 2022, adopted a maximum STIP payout cap equal to 180% of target see page 46	Significantly enhanced our proxy disclosures, including additional rationale and context around changes

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Compensation Decision-Making Process
Our executive compensation program is primarily administered by our Compensation Committee, with approval from our Board, when applicable. Our Compensation Committee makes decisions regarding annual compensation levels for our executive officers, including our NEOs, and establishes the financial and operational performance metrics applicable to our short- and long-term incentive compensation programs. Our CEO and other members of our management team provide input where requested. The Compensation Committee reviews, on an annual basis, the compensation of our executive officers to ensure that we are adhering to our core principles of providing fair and equitable compensation that ties pay to performance, is competitive in the marketplace, and reflects the feedback of our stockholders, and to confirm that our compensation policies and practices do not encourage excessive risk taking.
Annual Review Process
The following highlights the Compensation Committee’s annual review process:

Ongoing engagement with stockholders

Key Inputs
•Compensation consultant: Compensia, the Compensation Committee’s independent compensation consultant, provides input at least annually with respect to overall executive compensation decisions and analyses for our NEOs through a review of competitive market data. Compensia provided market data and other input to the Compensation Committee in connection with the enhancements to our compensation program made in 2019 and implemented in 2020.
•Management: Management provides feedback and expertise regarding compensation matters for NEOs, including appropriate amounts, targets and goals necessary to recruit, retain and incentivize our employees. No member of management is involved in discussions or deliberations regarding his or her own compensation.
•Stockholder feedback: Through our annual engagement cycle, the Compensation Committee is able to obtain valuable insight on stockholder preferences as well as market best practices.
•Other: The Compensation Committee considers comparative peer group data, market benchmarking and analysis obtained from several sources including Compensia and Radford.

GOAL SETTING MARCH	BENCHMARK AND REVIEW APRIL-DECEMBER

•Discuss the Company’s compensation policies and practices for employees as they relate to risk management and risk-taking incentives
•Review and approve goals and objectives
•Establish target pay levels

•Review and approve compensation peer group
•Evaluate market trends
•Review say-on-pay results
•Engage with stockholders to gain critical feedback
•Benchmark CEO & NEO compensation
•Review compensation policies against peers
•Evaluate pay for performance alignment

EVALUATE JANUARY	APPROVE JANUARY - FEBRUARY

•Evaluate performance against metrics
•Assess individual goals
•Certify performance results
•Consider and recommend incentive compensation payout amounts and annual equity awards
•Review pay equity, diversity and representation
•Review management performance reviews
•Approve compensation payout amounts and annual equity grants •Approve payouts subject to Board certification of results

Ongoing engagement with stockholders

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Performance Reviews and Board Reports
Our management team, including our CEO, conducts a documented annual review of the performance of each member of our leadership team, excluding Mr. Daddario who is not a member of our leadership team and whose annual performance review, which differs from the leadership team, is described further below. This review includes an assessment against goals and a corporate “scorecard” for each of our leadership team NEOs. Summaries of such reviews are presented to the Compensation Committee, including an assessment of performance achievement against each person’s goals and targets. This helps to inform the Compensation Committee’s decisions regarding awards and payout levels.
In addition, in 2020, we rolled out a new development program called HALE360 for our executive leadership team and high potential senior leaders. Through this program, leadership team members are provided additional feedback from multiple levels in the organization, a succession plan review and specific development priorities set against a set of common expectations. The HALE360 is an opportunity for leaders to deeply understand expectations to succeed at the highest level in the company and helps achieve a cohesive leadership pipeline with diverse backgrounds, expertise and ideas. For executives, a HALE360 typically includes feedback directly from the CEO and Chief People Officer. Management anticipates conducting a full HALE360 for each executive every two to three years.

YEAR-END PERFORMANCE	•Individual performance scorecards reviewed	Written Development Summary & Discussion Self and Manager Assessment

ONGOING DEVELOPMENT	•Management feedback •Succession plan review •HALE modeling	“HALE, an acronym for Hunger, Acumen, Leadership and Expertise, was created to help committed leaders grow into C-suite executives.

HALE is about helping individuals explore their potential and not about assessing their relative performance.”
Aman Bhutani

As Chief Accounting Officer, Mr. Daddario’s annual compensation elements and individual performance goals and achievements are reviewed on an annual basis by our Compensation Committee, with input from our management team, including our CEO. The review is conducted pursuant to a formulaic matrix that measures both the quality and quantity of performance achievement according to a pre-established grid. At the end of each performance year, our management team reviews individual performance achievement against the grid and makes recommendations to the Compensation Committee regarding payout of performance awards and adjustments to annual compensation in accordance with the parameters set forth in the grid.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Performance Targets Designed to Reward Stretch Performance
The decision-making process described above helps inform all aspects of the Company’s compensation programs, including the performance metrics that underlie our short-term and long-term incentive compensation programs. The Compensation Committee revises and selects performance metrics on an annual basis that are designed to incentivize and reward our executives over the short- and long-term while encouraging performance in critical operational and financial areas of our business. The Compensation Committee then establishes the levels of performance necessary to achieve those metrics in a manner that is designed to motivate our leadership team to achieve stretch levels of business performance that lead to increased stockholder value. For 2021 and historically, the Compensation Committee approved bookings, uFCF and rTSR for our short- and long-term incentive programs.

STIP
Bookings:	•Indicator of the expected growth of the Company •Key measure of operating performance

Unlevered Free Cash Flow (uFCF):	•Primary measure of liquidity •Marker of ability to pursue strategic opportunities •Indicator of balance sheet strength

LTIP
Relative Total Stockholder Return (rTSR):	•Key indicator of stockholder value creation •Ties pay to performance

STIP Performance Targets. The Compensation Committee sets rigorous goals for the STIP based on company- and industry-wide outlooks for the year, historical and projected growth and performance expectations. The Company’s annual operating plan, including presentation of historical and projected uFCF targets and quarterly and year end bookings results are communicated to stockholders. On that basis, the Compensation Committee has historically focused measurement of the executives’ annual performance on their achievement of bookings and uFCF metrics.
•Bookings. The growth of our business relies on our ability to generate bookings and revenue from the sale of our products and services. Accordingly, bookings is a strong indicator of the expected and actual growth of our Company and a key measure of our operating performance. In addition, we rely on our ability to grow our Company through investments in our business, our employees and new products and services for our customers.
•Unlevered Free Cash Flow. uFCF, a primary measure of our liquidity, indicates our ability to engage in these strategic opportunities and strengthen our balance sheet.
In determining the bookings and uFCF targets for our NEOs, the Compensation Committee considers the Company’s and our peers’ business objectives, projections and growth opportunities, market outlooks and feedback from our stockholders. Targets are set with stretch goals that are more rigorous, requiring a higher growth percentage to achieve payouts above target.

LTIP Performance Targets. Our performance-based LTIP awards are structured to incentivize and focus our executives on performance that drives stockholder value. In response to stockholder feedback, the Compensation Committee selected a performance metric for our performance-based LTIP awards that is based on a relative total stockholder return against the constituents of the Nasdaq Internet Index. Consistent with past years, achievement of target levels requires median performance at the 50th percentile of the rTSR comparator group. In addition, the number of shares earned for the rTSR portion of the award is capped at 200% of target, and no shares are earned if rTSR for the three-year performance period falls below the 25th percentile of the rTSR comparator group.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Principal Elements of Pay
The primary elements of the compensation program for our NEOs consists of a base salary, short-term incentive compensation and long-term incentive compensation. We believe these primary compensation components reflect our core principles by establishing an executive compensation program that offers fair, equitable and competitive compensation aimed to attract and retain qualified individuals, that links individual performance to corporate performance, focuses the efforts of our executive officers on the achievement of both our short- and long-term objectives and is responsive to stockholder feedback. Our executives’ total compensation packages may include additional broad-based employee benefits as described in the section titled “Other Compensation Policies and Practices — Additional Pay Elements” below.

Target Mix
Element	CEO	Other NEOs (average)	2021 Compensation Plan	Rationale
FIXED
Base Salary			•Targeted at competitive levels and based on past experience and expected future contributions	•Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities
VARIABLE
Short-Term Incentive Compensation			•80% - Corporate Performance Goal •50% Bookings •50% Unlevered Free Cash Flow •20% - Individual Performance Goals
•Provides the appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions

Long-Term Incentive Compensation
•50% - PSUs
•100% relative TSR measured against the Nasdaq Internet Index
•Cliff vests after 3-year performance period
•50% - RSUs
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years

•Strengthens the alignment between the interests of our executive officers and stockholders by tying vesting of awards to achievement of a relative TSR measure against the Nasdaq Internet Index, which incentivizes our executives to drive long-term stockholder value
•Our use of both time- and performance-based equity awards also promotes executive officer retention by linking vesting to continued employment

The overall use and weight of each primary compensation element is based on a number of factors, including historical compensation levels, market competitiveness, performance objectives and individual contributions. We seek to allocate a significant portion of each executive officer's total annual target compensation to performance-based compensation that is "at risk" based on corporate performance, including cash performance bonuses and performance-based equity awards. These awards are earned only if we achieve specified key short-term and long-term performance objectives.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Annual Compensation
Base Salary
We provide base salaries to attract and retain key employees, including our NEOs, and to compensate them for services rendered on a day-to-day basis. Base salary is the only fixed component of our compensation program. The Compensation Committee annually reviews the base salaries of our executives based on comparative data and input from Compensia and seeks input from our CEO, to ensure we are providing competitive pay against the market for the applicable executive’s role, past experience with the Company and expected future contributions. Base salary adjustments are generally made effective on April 1 of the year they are approved.
The following table shows the annual base salaries for our NEOs as of December 31, 2021 and December 31, 2020. Other than the modest increase for Mr. Daddario, base salaries for our NEOs were not adjusted for 2021. Mr. Bhutani's base salary was set at the time he joined our Company in 2019 and was approved by our Board. The base salaries for Mr. McCaffrey and Ms. Lau were set at the time they joined our Company in June and July 2021, respectively, and were approved by our Compensation Committee. The amounts in the “2021 Base Salary” column of the “Summary Compensation Table” below represent the salary actually paid to our NEOs during 2021.

Name	2021 Base Salary ($)	2020 Base Salary ($)
Aman Bhutani	1,000,000	1,000,000
Nick Daddario	305,000	300,000
Michele Lau	475,000	N/A
Mark McCaffrey	525,000	N/A
Raymond Winborne	525,000	525,000
Nima Kelly(1)	525,000	525,000
(1)On April 21, 2021, Ms. Kelly transitioned to a strategic advisor role and received a $20,000 monthly salary through her December 31, 2021 retirement date.
2021 Short-Term Incentive Plan
Our STIP aims to provide incentives that drive annual performance based on our operating plan and individual performance goals. At the beginning of each year, the Compensation Committee, with input from our management team, establishes corporate and individual performance goals and payout formulas. The performance goals are intended to be stretch goals, attainable through focused efforts and leadership by our executive officers. Each executive officer is eligible to earn a portion of his or her target short-term incentive opportunity based on the achievement against these pre-established performance goals and their relative weightings under the formulas established by the Compensation Committee for the year in review.
The components of our 2021 STIP consisted of a corporate performance component and an individual performance component. For all NEOs except Mr. Daddario, the corporate performance component was weighted at 80% of the overall STIP award and the individual performance component was weighted at 20% of the overall STIP award. For Mr. Daddario’s 2021 STIP award, the corporate performance component made up 70% and the individual performance component made up 30%. Our Compensation Committee has reserved discretion to adjust upward or downward the achievement levels and/or actual bonuses paid if they deem appropriate, within the parameters of the performance framework.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

2021 STIP Performance Goals
Corporate Performance Goals and Performance Cap. As in prior years, the corporate performance component of the STIP was based on the achievement of pre-established levels of bookings and uFCF, as set forth below, which are key indicators of our operating performance, expected growth and balance sheet strength. For 2021, the bookings and uFCF performance metrics were weighted equally at 50% of the corporate performance component.

The chart to the right illustrates the levels of bookings required to be achieved in 2021, based on a bookings target of $4.210 billion, and the corresponding multipliers applied based on achievement of this performance goal. In order to incentivize stretch performance, these performance targets were set at higher levels than our actual achievement levels in 2020. In no event will the performance multiplier exceed 150% of target.

The chart to the right illustrates the levels of uFCF required to be achieved in 2021, based on a uFCF target of $945.0 million, and the corresponding multipliers applied based on achievement of this performance goal. In order to incentivize stretch performance, these performance targets were set at higher levels than our actual achievement levels in 2020. In no event will the performance multiplier exceed 150% of target.

Individual Performance Goals and 2022 Individual Performance Cap. As noted above, 20% of the 2021 STIP award (30% in the case of Mr. Daddario) was subject to the achievement of individual performance goals established for the NEO under the individual performance component. The Compensation Committee takes a measured approach on individual performance review to ensure that our executives are appropriately motivated and incentivized to continue to perform at high levels and to avoid any incentives for excessive risk-taking. Historically, the Compensation Committee has not approved payment in respect of the individual component above 200% of target. For Mr. Daddario, payout of his individual performance component is capped at 125% of target. The achievement by each NEO of his or her individual performance goals and the resulting award payout under the 2021 STIP is described below under “— 2021 STIP Results — Individual Performance Component.”
For 2022, the Compensation Committee has approved a cap on the maximum achievement level for the individual performance component under the 2022 STIP of 300% of target, such that the aggregate maximum payout under each NEO’s award will in no event exceed 180% of his or her target award.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

2021 NEO Target STIP Opportunities. The following table shows the target short-term incentive opportunities for our NEOs for 2021:

Name	Target Short-Term Incentive (% of Base Salary)
Aman Bhutani	100%
Nick Daddario	40%
Michele Lau(1)	70%
Mark McCaffrey(1)	80%
Raymond Winborne(2)	—
Nima Kelly(2)	—
(1)Mr. McCaffrey’s and Ms. Lau’s 2021 target short-term incentive awards were pro-rated to reflect their partial year of service with us.
(2)Pursuant to their transition agreements, which are described under “Potential and Actual Payments on Termination or Change in Control” below, Mr. Winborne and Ms. Kelly were not eligible to participate in the Company’s 2021 STIP. Instead, they each received a termination payment of $262,500, which reflected a pro-rated target bonus for the period January 1 through June 30, 2021.
2021 STIP Results
Corporate Performance Component. Following the 2021 performance period, the Compensation Committee, with the assistance of our management team, assessed the Company’s performance against the 2021 corporate performance goals and determined that we achieved bookings of $4.232 billion (resulting in a multiplier of 102.1% for the bookings performance goal) and uFCF of $960.0 million (resulting in a multiplier of 111.5% for the uFCF performance goal). This resulted in an aggregate achievement percentage of 107% for the corporate performance component.

	Below $4.097 billion	At least $4.097 billion but less than $4.322 billion	$4.322 billion and greater

Bookings (50% Weighting)
	0%	Between 50% and 150%, based on level of achievement	150% (Achievement Cap)

	Below $920 million	At least $920 million but less than $970 million	$970 million and greater

Unlevered Free Cash (50% Weighting)
	0%	Between 50% and 150%, based on level of achievement	150% (Achievement Cap)

Compensation Committee Discretion to Reduce Corporate Component Achievement Results.
In November 2021, we experienced a security breach within our Managed WordPress hosting platform. Given our position as a leading Internet company trusted by millions of customers worldwide, we take our cybersecurity extremely seriously. In its deliberations, the Compensation Committee carefully considered the impact of the incident on the Company and its stakeholders. Although we have taken actions to resolve the incident, the Compensation Committee concluded, and management agreed, that a reduction in the 2021 STIP for our leadership team members was appropriate. Accordingly, pursuant to its discretion in the administration of the 2021 STIP, the Compensation Committee approved a reduction in the aggregate achievement percentage resulting in a deemed achievement of 105% for our leadership team, which includes our NEOs other than Mr. Daddario.

107%
2% reduction
105%
Corporate Objectives Achievement
Adjusted Objectives Achievement

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Individual Performance Component. Following the 2021 performance period, the Compensation Committee, with insight from management, conducted its annual assessment of each NEO’s individual performance over the year to determine his or her individual achievement results. In determining Mr. Bhutani’s performance achievement levels, the Compensation Committee considered his performance as CEO with input from other management team members and other independent members of the Compensation Committee. Mr. Bhutani did not participate in discussions regarding his achievement levels.
For each other NEO, Mr. Bhutani, with input from other members of management, including the Company’s Chief People Officer, conducted a qualitative and quantitative assessment of their individual performance achievement levels against their pre-established goals and metrics. Additionally, Mr. Bhutani and management evaluated the overall performance of each individual and their respective operating teams, which included summaries of the bi-annual review process, specific accomplishments attained and key areas of focus for each individual.
Following a recommendation of the level of achievement for each NEO (as well as other leadership team members) the Compensation Committee engaged in a robust discussion of each individual’s annual performance and his or her relative contribution to the Company’s overall performance to determine and approve the ultimate percentage levels attained. The highlights of these discussions are set forth below. Following these robust discussions, the Compensation Committee determined that each NEO achieved his or her individual performance component at 100% of target, with the exception of Ms. Lau, whose achievement percentage was 115% of target. Examples of the individual performance goals achieved for each of our NEOs and STIP targets and payouts for 2021 for each NEO, are set forth below:

Examples of Individual Achievements:
•Led the Company’s strategic focus, including through key acquisitions, such as the successful integration of Poynt and the launch of our OmniCommerce offering
•Oversaw key growth strategies that resulted in record levels of revenue
•Established safe and flexible working environments for employees through a “human first” approach resulting in enhanced productivity during the COVID-19 pandemic

Examples of Individual Achievements:
In his first 6 months as Chief Financial Officer:
•Assimilated quickly into the CFO role, creating strong connections with the Board and the rest of the management team
•Demonstrated steady leadership in optimizing the Company’s real estate and facilities strategy amid the global pandemic
•Developed new strategy for investor communications

Aman Bhutani			Mark McCaffrey

	Target STI Individual Component Corporate Component(1) Total Achievement Total Bonus	— $1,000,000 — 100% — 105% — 104% — $1,040,000		Target STI Individual Component Corporate Component(1) Total Achievement Total Bonus	— $420,000 — 100% — 105% — 104% — $254,900(2)

Examples of Individual Achievements:
•Assisted in the development of the resegmentation of the Company’s financials into a two pillar presentation
•Supported key investor day initiatives, including systems, analytics, accounting policies and financial reporting impacts
•Continued to drive systems integrations and infrastructure support for recent acquisitions, including Poynt and Pagely, and product launches

Examples of Individual Achievements:
In her first 6 months as Chief Legal Officer:
•Rebuilt the Company’s legal and governance functions while maintaining stability following the retirement of a long-tenured leader
•Brought on a team of highly skilled advisors to support these functions
•Established meaningful connections with the Board on important matters of corporate governance and stockholder engagement
•Became a trusted advisor to members of senior management

Nick Daddario			Michele Lau

	Target STI Individual Component Corporate Component Total Achievement Total Bonus	— $122,000 — 100% — 107% — 104.9% — $127,461		Target STI Individual Component Corporate Component(1) Total Achievement Total Bonus	— $332,500 — 115% — 105% — 107% — $168,628(2)

(1)Represents the as reduced achievement levels. See “ — Compensation Committee Discretion to Reduce Corporate Component Achievement Results” above.
(2)Mr. McCaffrey’s and Ms. Lau’s 2021 bonus opportunities were pro-rated based on the time each was respectively employed with us in 2021.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

2022 CEO Individual Performance Goals
In January 2022, our Compensation Committee made certain adjustments to the individual performance metrics and factors against which Mr. Bhutani will be measured under the individual component of his 2022 STIP in his role as CEO. As in prior years, Mr. Bhutani’s 2022 STIP will continue to be weighted 80% based on corporate performance goals and 20% based on individual performance goals. By introducing predetermined individual performance objectives that are not tied to financial and operational performance metrics, the Compensation Committee believes it is better able to incentivize Mr. Bhutani to focus on key measures which will contribute to the Company’s strategic goals and ultimately lead to greater success of the Company and contribute to stockholder value creation. As in prior years, the Compensation Committee may continue to review Mr. Bhutani’s individual performance holistically in addition to the individual performance goals set forth below in order to determine his individual performance achievement. The Compensation Committee will the strategic corporate objectives to assess Mr. Bhutani’s individual performance achievement levels. Some of the predetermined performance factors for Mr. Bhutani’s 2022 short-term incentive compensation include:

Approach	Develop and lead our approach to building relationships with our customers

Development and Execution	Oversee development of approach and execution of plan to increase the customer value surplus through competitive pricing to secure our on ramp and disrupt new categories

Enterprise Focus	Ensure enterprise focus on customers’ commercial success through accelerated innovation in robust presence and commerce capabilities

Investment for Economic Opportunity	Provide investment to enable economic opportunity for Pros and application developers by investigating in an ecosystem

Employee Experience	Elevate the employee experience through an unwavering commitment to our mission, our culture of learning and our celebration of inclusion and belonging

Good Governance	Enable employees to make a difference in our communities through good governance and a focus on our mission and culture

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Long-Term Compensation
2021 Long-Term Incentive Plan
A key component of our executive compensation program is our LTIP. We structure the LTIP to include equity and equity-based awards that are designed to align with and promote our core compensation principles, including fair, equitable and competitive pay to motivate, retain and recruit our key employees, including our NEOs, that rewards performance against rigorous metrics and promotes stockholder value by aligning the interests of our executives with those of our stockholders and responds to our stockholders.
2021 LTIP Awards
Our 2021 LTIP consisted of performance-based restricted stock units (“PSUs”) that are earned based on a three-year rTSR metric against the Nasdaq Internet Index and time-vesting restricted stock units (“RSUs”).
The table below sets forth the number of shares of our Class A common stock underlying grants of RSUs and PSUs granted to our NEOs in 2021. Our LTIP provides for 50% of the LTI value to be granted in the form of RSUs that service-vest over four years with a one-year cliff as to 25% of the RSUs and quarterly vesting for the remaining 75% thereafter, and 50% of the LTI value to be granted in the form of PSUs that vest based on the achievement of a rTSR metric over a three-year performance period, as described below. In addition, (i) upon the commencement of their employment with us in 2021, Mr. McCaffrey and Ms. Lau each received an additional RSU grant to make up for the portion of the annual bonuses they respectively forfeited when leaving their prior positions and (ii) as part of a review process for our non-executive leadership team members to promote retention and stability of critical talent in light of inflationary market pressures, Mr. Daddario received an additional RSU grant in November 2021. Mr. Winborne and Ms. Kelly became ineligible to receive grants under the LTIP in 2021 upon their termination and pursuant to their respective separation agreements.

Name	Total Award Value ($)(1)	Number of Target PSUs Granted	Number of RSUs Granted(1)
Aman Bhutani	10,000,000	60,477	60,477
Mark McCaffrey	8,000,000	24,290	72,870(2)
Nick Daddario	625,000	2,420	5,636(3)
Michele Lau	5,500,000	14,966	50,885(4)
(1)The award value was converted into a number of shares based on the volume weighted average trading price for the 30 days ending on the last trading day of the month prior to the grant date. The award value reflects the intended value of the NEO’s awards approved by the Board in 2021 and is not the same as the value reported for the NEO for 2021 in the “Equity Awards” column in the Summary Compensation Table.
(2)Consists of (i) 24,290 RSUs that vest over four years with a one-year cliff as to 30% of the RSUs on July 1, 2022 and quarterly vesting for the remaining 70% thereafter and (ii) 48,580 RSUs that vest in four equal semiannual installments beginning on January 1, 2022.
(3)Consists of (i) 2,420 RSUs that vest over four years with a one-year cliff as to 25% of the RSUs on March 1, 2022 and quarterly vesting for the remaining 75% thereafter and (ii) 3,216 RSUs that vest in two equal installments on each of November 1, 2022 and 2023.
(4)Consists of (i) 14,966 RSUs that vest over four years with a one-year cliff as to 30% of the RSUs on August 1, 2022 and quarterly vesting for the remaining 70% thereafter and (ii) 35,919 RSUs that vest in two equal installments on each of August 1, 2022 and 2023.
2021 PSUs. Beginning in 2020, we included PSUs as a key component of our overall LTIP. These PSUs are earned and eligible to vest based on our achievement of our rTSR performance metric. We chose to implement an rTSR performance metric for our PSUs in order to more closely align our executives’ compensation to stockholder returns, and to reward superior performance while maintaining a retentive element through time-based vesting requirements. We believe the Nasdaq Internet Index is the appropriate comparator group for these awards because the index provides a sufficient number of comparator companies and represents a significant majority of companies with which the Company competes for stockholder capital.
For PSUs granted in 2021, the performance period began on January 1, 2021 and ends on December 31, 2023, and any earned PSUs will vest subject to the executive’s continued employment with us through March 1, 2024. Consistent with past years, achievement of target levels requires median performance at the 50th percentile of the rTSR comparator group. In addition, the number of shares earned for the rTSR portion of the award is capped at 200% of target and no shares are earned if rTSR for the three-year performance period falls below the 25th percentile of the rTSR comparator group.

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Prior Year Long-Term Incentive Grants
Prior to 2020, our long-term incentive compensation program included grants of PSUs that vest based on the achievement of annual performance metrics (bookings and uFCF targets) during each year of a four-year performance period, subject to the executive’s continued employment with us through each vesting date. Accordingly, for PSUs that were granted in 2016 through 2019 and remain outstanding, a number of PSUs continue to be eligible to vest during each year of the remaining performance period. For accounting purposes, such PSUs are deemed to be granted in the year in which our Board establishes the applicable annual performance metrics, as reflected in Footnote 2 to the Summary Compensation Table below. For 2021, these PSUs were eligible to vest based on our achievement of at least $4.210 billion in bookings and at least $945.0 million in uFCF, subject to the applicable executive officer's continued service with us through the vesting date. Bookings and uFCF are defined in the same manner as our 2021 cash bonus plan, as described above.
Following the end of 2021, the Compensation Committee, in consultation with management, reviewed our achievement against these performance objectives and determined that we achieved bookings of $4.232 billion (resulting in 102.1% achievement for the bookings performance goal) and uFCF of $960.0 million (resulting in 111.5% achievement for the uFCF performance goal), resulting in the vesting of 100% of the applicable tranche of PSUs for 2021.
The following table sets forth the number of PSUs that vested during 2021 for Messrs. Bhutani and Winborne and Ms. Kelly, who, due to their tenure with us prior to 2020, held PSUs under the prior LTI program.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aman Bhutani	24,924	2,108,820
Raymond Winborne	8,254	698,371
Nima Kelly	8,286	620,590

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Other Compensation Policies and Practices
Additional Pay Elements
In addition to the primary compensation components described above, our executives’ total compensation packages include broad-based employee benefits and executive severance benefits described below.
NEO perquisites and personal benefits
We do not provide excessive perquisites to our NEOs. However, in light of the rising threat of personal cyber attacks targeted at corporate executives due to their level of access, their financial and reputational status and their use of digital devices for remote work, we cover the costs of cybersecurity protection for certain of our NEOs, including our CEO. These payments are delineated in Footnote 5 to the Summary Compensation Table.
In addition, in connection with the hiring of Mr. McCaffrey and Ms. Lau in 2021, we provided a sign-on bonus to Mr. McCaffrey of $250,000 and a relocation assistance payment to Ms. Lau of $100,000 (grossed up for applicable taxes) to assist with her relocation expenses. Our CEO and Board determined that these payments were appropriate in light of the candidates’ anticipated titles and positions. As part of our annual year end review of exceptional performances our CEO has the ability to compensate employees across the Company who go beyond to produce differentiated outcomes for our business and our customers. In April 2022, Michele Lau was one of approximately 150 employees to receive an award in recognition of her outperformance for the year. Michele was awarded $25,000 in cash from the CEO's pool in 2021.
Broad-based employee benefits
Our compensation program for our executive officers, including our NEOs, includes benefits generally available to our other full-time employees. Offering these employee benefits serves to attract and retain our employees, including our NEOs. We periodically review our employee benefits programs in order to ensure they continue to serve these purposes and remain competitive.
We maintain a tax-qualified Section 401(k) retirement savings plan for our NEOs and other employees who satisfy the eligibility requirements. Under this plan, participants may elect to make pre-tax or Roth contributions of up to a certain portion of their current compensation, not to exceed the applicable statutory income tax limitation. Currently, we provide matching contributions made by participants in the plan up to a maximum of 3.5% of eligible compensation annually, subject to limitations in our 401(k) plan applicable to highly compensated employees. We intend for the plan to qualify under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), enabling contributions by participants to the plan, and income earned on plan contributions, to not be taxable to participants until withdrawn from the plan. Additional benefits provided to our employees, including NEOs, consist of medical, dental, vision, short-term disability, long-term disability and life insurance benefits, and flexible spending accounts. Our NEOs receive these benefits on the same basis as our other full-time U.S. employees. Our NEOs are also eligible to participate in our employee stock purchase plan, which is a purchase plan that allows our U.S. and non-U.S. employees to purchase shares at a discount on specified purchase dates during the year, on the same terms as other U.S. employees.
Post-termination severance and change in control benefits
Mr. Bhutani entered into an employment agreement with us that provides for certain payments and benefits upon certain terminations of employment with us, both in connection with and not related to a change in control. The terms of Mr. Bhutani’s employment agreement are set forth in the section titled “Potential and Actual Payments Upon Termination or Change in Control.”
On May 1, 2021, our Board adopted a form of change in control and severance agreement (a “CIC and Severance Agreement”) for certain executive officers and key employees designated by the Compensation Committee to be party to such an agreement. Each of our NEOs (other than Mr. Bhutani, whose severance terms are set forth in his employment agreement, and Mr. Winborne and Ms. Kelly, each of whom entered into transition agreements with us in connection with their retirements) has entered into a CIC and Severance Agreement. These agreements provide assurances of specified severance benefits to each such NEO whose employment is subject to involuntary termination other than for cause or voluntary termination for good reason. We believe it is important to provide such individuals with severance benefits upon certain qualifying terminations of employment to secure their continued dedication to their work, without the distraction of negative economic consequences of potential termination. We believe these severance benefits, as compared with similarly situated individuals at companies with which we compete for talent, are appropriate since the benefits are subject to the executive officer’s entry into a release of claims in our favor. For more detail, see the section titled “Potential and Actual Payments Upon Termination or Change in Control.”
In addition, in connection with the announcement of the retirements of Mr. Winborne and Ms. Kelly in February 2021, we and

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certain of our affiliates entered into transition agreements with these NEOs, which provide for certain separation benefits. For more detail, see the section titled “Potential and Actual Payments Upon Termination or Change in Control.”
Independent Compensation Consultant
Under our Compensation and Human Capital Committee Charter, the Compensation Committee has the authority to engage a compensation consultant to assist in evaluating executive officer compensation. The Compensation Committee retained Compensia, Inc. as its independent compensation consultant. Compensia assists the Compensation Committee and the Board in providing peer group analyses, competitive market data and compensation reports to inform their judgment about executive compensation decisions and related matters. Compensia reports directly to our Compensation Committee and not to management, is independent and provides no other services to the Company. Each year, the Compensation Committee evaluates the independence of its compensation consultant to determine whether the services provided by the consultant raise any conflicts of interest. In 2021, the Compensation Committee evaluated the independence of Compensia and determined that no conflict of interest existed.
Peer Group
The Compensation Committee annually reviews the composition of our peer group used to compare and review the compensation paid to our executives against the competitive market and inform our compensation program design. In determining the appropriate composition of the peer group, the Compensation Committee takes into account changes in both our business and the businesses of the peer companies that comprise the group. After consultation with Compensia, the Compensation Committee approved the following peer group for 2021 executive compensation decisions:

•Akamai Technologies, Inc. •Citrix Systems, Inc. •Dropbox, Inc. •Electronic Arts, Inc. •Endurance International, Inc. •ETSY, Inc. •HubSpot, Inc. •IAC/InteractiveCorp •J2 Global •NortonLifeLock, Inc.	•RealPage, Inc. •Shopify, Inc. •Square, Inc. •Twitter, Inc. •Verisign, Inc. •Wayfair, Inc. •Wix.com, Ltd. •Workday, Inc. •Zillow, Inc.
The companies in this compensation peer group were selected on the basis of their similarity to us in size, industry focus and trajectory, including: (i) similar revenue size - approximately 0.3x to 3.0x our revenue in our previous four fiscal quarters of approximately $3.1 billion; (ii) similar market capitalization - approximately 0.25x to 4.0x our market capitalization of $12.3 billion as of August 19, 2020; (iii) industry and business alignment; and (iv) similar revenue growth and adjusted EBITDA margins.
Employment Agreements
We consider maintaining a stable and effective management team, through entry into competitive employment agreements and offer letters, to be essential to protecting and enhancing the best interests of our Company and stockholders. In 2019, we entered into an employment agreement with Mr. Bhutani in connection with his hiring that provides terms that we believe offers a competitive compensation packages that serves to retain and incentivize him to perform at the highest levels. In addition, in connection with their hiring in 2021, we entered into offer letters with each of Mr. McCaffrey and Ms. Lau, which provide standard employment and compensation terms and conditions. See the section titled “Potential and Actual Payments Upon Termination or Change in Control” below for a description of the payments and benefits that are payable under these arrangements in connection with a termination of employment or change in control.
Risk Assessment and Compensation Practices
Our management assesses and discusses with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management, and based upon this assessment, we believe, for the following reasons, any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future:
•our incentive compensation plan reflects a pay for performance philosophy rewarding NEOs and other eligible employees for achievement of performance targets, and historically, we reserve the payment of discretionary bonuses for extraordinary performance and achievement;
•our equity awards generally include multi-year vesting schedules requiring long-term employee commitment; and

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•we regularly monitor short- and long-term compensation practices to determine whether management's objectives are achieved.
Insider Trading Policy
We have an Insider Trading Policy that prohibits directors, officers, employees and agents (e.g., consultants and independent contractors) from:
•trading (or advising others to trade) our securities from the time such individuals obtain material, non-public information until that information has been publicly disclosed;
•trading in the shares of other companies about which such individuals learn material, non-public information through the course of their relationship with us;
•for employees, officers or directors of the Company, engaging in transactions in publicly traded options, such as put and calls, and other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities;
•engaging in short sales with respect to our securities; and
•for any such individuals who are required to comply with Section 16 of the Exchange Act or the blackout periods or pre- clearance requirements under the Insider Trading Policy (which includes all of our NEOs that are currently employed by us), pledging Company securities as collateral for loans.
10b5-1 Trading Plans
In accordance with our Insider Trading Policy, our officers and directors may also choose to enter into 10b5-1 trading plans in the future. We do not undertake any obligation to report 10b5-1 trading plans that may be adopted by any of our officers and directors in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by applicable laws. As of the Record Date, one of our executive officers and none of our directors were parties to 10b5-1 trading plans.
Anti-Hedging and Pledging Policy
Directors, officers and employees are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.
In addition, directors, officers and certain other executives may not pledge Company securities under any circumstances, including by purchasing Company securities on margin or holding Company securities in a margin account, or pledging securities as collateral for loans.
Compensation Recovery Policy
We have adopted a Compensation Recovery Policy (the “clawback policy”) pursuant to which we may seek the recovery of performance-based compensation paid by us. The clawback policy applies to our CEO and any executive officers during the relevant period. The clawback policy provides that if (i) we restate our financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of specific financial results paid to a participant would have been less if the financial statements had been correct; (iii) no more than three years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) our Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct or gross negligence by such participant caused the material error and it would be in our best interests to seek from such participant recovery of the excess compensation, then our Compensation Committee may, in its sole discretion, seek repayment from such participant, and only if such participant was found to be directly responsible for the compensation recovery trigger.
Equity Ownership Guidelines for Our Executive Officers
We have adopted equity ownership guidelines applicable to our CEO and other executive officers. These guidelines provide that each executive officer is expected to attain a minimum equity interest ownership equal to two times (or six times, in the case of our CEO) his or her annual base salary (not including any bonus payments or equity grants) as follows: (i) for our existing executive officers, by December 31, 2025, and then throughout such officer's employment; and (ii) for any new executive officers, by the fifth anniversary of the date he or she commences employment, and then throughout such executive officer's employment.

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In determining if an executive officer has satisfied the equity ownership guidelines, all shares of (or equity exchangeable for) the Company’s Class A common stock beneficially owned by the executive officer, or to which the executive officer is otherwise entitled, are taken into consideration. Shares underlying unexercised stock options and unvested equity awards are not taken into consideration. As of December 31, 2021, all of our executive officers are either in compliance with the equity ownership guidelines or are on track to comply with the equity ownership guidelines within the applicable time periods. The Compensation Committee is responsible for administering the equity ownership guidelines applicable to our executive officers.
Tax Considerations
We have not provided any of our executive officers or directors with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Section 280G or Code Section 409A. Code Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control exceeding certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event an executive officer, director or other service provider receives "deferred compensation" not meeting the requirements of Code Section 409A.
Based on the limitations imposed by Code Section 162(m), publicly traded companies generally may receive a federal income tax deduction for compensation paid to their chief executive officers and to certain of their other current and former highly compensated officers that qualify as "covered employees" within the meaning of Code Section 162(m) only if the compensation is less than $1,000,000 per person during any calendar year.
We are subject to the Section 162(m) limitations, unless the compensation is paid pursuant to a written binding contract in effect on December 20, 2019 (and not materially modified after that date) or the compensation was paid on or before December 18, 2020.
In approving the amount and form of compensation for our executive officers in the future, we expect to consider the cost to us of providing such compensation, including the potential impact of Code Section 162(m), as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. Our Board or the Compensation Committee, as applicable, may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain or motivate executive talent.
Accounting Considerations
Accounting rules require us to measure the compensation expense for all share-based compensation awards made to our employees and directors, including stock options, RSUs, PSUs and other stock-based awards, based on the "grant date fair value" of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. These rules also require us to recognize the "compensation cost" of our share-based compensation awards in our statements of operations over the period that the employee or director is required to render service in order to vest in the award.

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Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, our Compensation and Human Capital Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation and Human Capital Committee:
Brian Sharples (Chair)
Herald Chen
Leah Sweet

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Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities earned by our NEOs who served as executive officers during 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Aman Bhutani, Chief Executive Officer	2021	1,000,000	—	13,237,276	—	1,040,000	13,314	15,290,590
	2020	1,000,000	—	1,663,428	—	1,000,000	7,500	3,670,928
	2019	326,027	1,000,000	6,334,620	6,332,801	315,595	1,538	14,310,581
Mark McCaffrey, Chief Financial Officer(6)	2021	298,846	250,000	8,672,016	—	254,900	5,593	9,481,355
Nick Daddario, Chief Accounting Officer	2021	303,692	—	676,948	—	127,461	7,673	1,115,774
	2020	296,270	—	—	—	118,508	7,500	422,278
Michele Lau, Chief Legal Officer and Corporate Secretary(7)	2021	219,231	25,000	6,172,359	—	168,628	145,738	6,730,956
Raymond Winborne, Former Chief Financial Officer	2021	268,558	—	648,929	—	—	270,000	1,187,487
	2020	518,784	—	7,867,252	—	518,784	7,500	8,912,320
	2019	500,000	—	4,333,271	1,260,128	484,000	7,500	6,584,899
Nima Kelly, Former Chief Legal Officer, Executive Vice President and Secretary	2021	385,789	—	141,123	—	—	1,915,409	2,442,321
	2020	518,784	—	3,359,525	—	469,057	7,568	4,354,934
	2019	500,000	—	2,835,760	540,047	290,400	7,566	4,173,773
(1)The amounts in the “Bonus” column reflect (i) for Messrs. Bhutani and McCaffrey, sign on bonuses paid in connection with the respective NEO’s hiring and (ii) for Ms. Lau, an award paid in April 2022 for acknowledged outperformance as part of our CEO’s annual year end review of exceptional employee performances in 2021.
(2)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards considered granted for accounting purposes during the applicable year, computed as described in Note 2 to our audited financial statements, which are included in our 2021 Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual value realized or realizable by the NEO with respect to these awards, which value is only determinable after the shares underlying the applicable award vest. Assuming maximum achievement of the performance conditions for PSUs considered granted for accounting purposes in 2021, the total values of the PSUs at their respective grant dates were as follows: $14,838,707 for Mr. Bhutani, $5,552,208 for Mr. McCaffrey, $515,363 for Mr. Daddario, $3,579,269 for Ms. Lau, $648,929 for Mr. Winborne and $141,123 for Ms. Kelly.
PSUs granted in 2016 through 2019 were subject to three successive one-year performance periods (see “Prior Year Long-Term Incentive Grants”). The following table lists the number and grant date fair value of PSUs that were considered granted for accounting purposes in each of 2021, 2020 and 2019 based on the performance targets established by our Board in each year. As of December 31, 2021, the number of PSUs held by Mr. Bhutani that were not yet considered granted for accounting purposes because the underlying performance targets were not yet established by our Board were: (i) 24,924 for 2022 and (ii) 24,923 for 2023.

	2021		2020		2019
Name	PSUs Considered Granted (#)	Grant Date Fair Value ($)	PSUs Considered Granted (#)	Grant Date Fair Value ($)	PSUs Considered Granted (#)	Grant Date Fair Value ($)
Aman Bhutani	24,924	1,959,525	24,924	1,663,428	—	—
Raymond Winborne	8,254	648,929	8,254	550,872	41,686	3,071,008
Nima Kelly	1,795	141,123	13,436	948,062	31,149	2,294,747
As described under “Potential and Actual Payments Upon Termination or Change in Control” below, unvested stock awards held by Mr. Winborne and Ms. Kelly were forfeited in connection with their respective terminations of employment, except that certain RSUs held by Ms. Kelly which were scheduled to vest on the next occurring vesting date following her December 31, 2021 termination were vested.
(3)The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the applicable year, computed as described in Note 2 to our audited financial statements, which are included in our 2021 Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual value realized or realizable by the NEO with respect to these option awards, which value is only determinable after the shares underlying the applicable award vest and are exercised and only if the value of our Class A common stock exceeds the per share exercise price of the award.

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As described under “Potential and Actual Payments Upon Termination or Change in Control” below, unvested option awards held by Mr. Winborne and Ms. Kelly were forfeited in connection with their terminations of employment, and the exercise period for certain of Mr. Winborne’s vested stock options was extended through December 31, 2021.
(4)Represents annual bonuses earned under the 2021 STIP in respect of performance based on achievement of performance metrics described under “2021 Short-Term Incentive Plan” above. In the case of Mr. McCaffrey and Ms. Lau for 2021, and Mr. Bhutani for 2019, the amounts reported are pro-rated bonus to reflect their partial year of service with us.
(5)The following amounts are reported in the “All Other Compensation” column for each NEO in 2021.

Name	401(k) Matching Contributions	Cybersecurity Protection and Other	Relocation Assistance	Tax Gross-up of Relocation Assistance	Termination Payments	Accelerated Equity Vesting
Aman Bhutani	7,500	5,814	—	—	—	—
Mark McCaffrey	3,635	1,958	—	—	—	—
Nick Daddario	7,500	173	—	—	—	—
Michele Lau	2,558	1,950	100,000	41,230(A)	—	—
Raymond Winborne	7,500	—	—	—	262,500(B)	—
Nima Kelly	7,500	—	—	—	383,654(B)	1,524,255
(A)    Represents amounts for tax assistance relating to Ms. Lau's relocation package.
(B)    See "Raymond Winborne and Nima Kelly Transition Agreements" below for a description of the severance and termination payments made to Mr. Winborne and Ms. Kelly under their Transition Agreements.
(6)Mr. McCaffrey joined our Company on June 2, 2021.
(7)Ms. Lau joined our Company on July 12, 2021.
Grants of Plan-Based Awards During 2021
The following table presents information regarding grants of plan-based awards made to our NEOs during 2021:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Aman Bhutani	N/A		500,000	1,000,000	—
	2/25/2021					30,238	60,477	120,954	60,477	4,838,160
	3/5/2021	(5)							24,924	1,959,525
Mark McCaffrey	N/A		119,539	239,077	—
	6/2/2021					12,145	24,290	48,580	72,870	5,895,912
Nick Daddario	N/A		60,739	121,477	173,105
	2/25/2021					1,210	2,420	4,840	2,420	193,600
	11/30/2021								3,216	225,667
Michele Lau	N/A		76,731	153,462	—
	7/12/2021					7,483	14,966	29,932	50,885	4,382,725
Raymond Winborne	3/5/2021	(5)							8,254	648,929
Nima Kelly	3/5/2021	(5)							1,795	141,123
(1)The amounts represent the range of payouts under the 2021 STIP assuming the achievement of corporate and individual performance targets, as further described in “Compensation Discussion and Analysis — Components of Executive Compensation Program— 2021 Short-Term Incentive Plan.” Mr. Winborne and Ms. Kelly were not eligible to participate in the 2021 STIP as a result of their respective terminations.
(2)The amounts reflect the number of shares of Class A common stock subject to rTSR PSUs granted pursuant to the 2015 Plan, subject to achievement of the performance targets, as further described in “Compensation Discussion and Analysis — Components of Executive Compensation Program — 2021 Long-Term Incentive Plan.”
(3)The amounts reflect (i) for Messrs. Bhutani and Winborne and Ms. Kelly, the number of PSUs from prior years considered granted for accounting purposes in 2021 and (ii) for Messrs. Bhutani, McCaffrey and Daddario and Ms. Lau, the number of RSUs granted in 2021, in each case pursuant to the 2015 Plan and as further described in “Compensation Discussion and Analysis — Components of Executive Compensation Program — Long-term incentives (equity awards).” The vesting terms for each of these grants is described in “Outstanding Equity Awards at Year End.”
(4)The amounts reflect the aggregate grant date fair value of RSUs and PSUs granted, or considered granted for accounting purposes, during 2021, computed as described in Note 2 to our audited financial statements, which are included in our 2021 Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(5)Includes PSUs from prior years with an accounting grant date of March 3, 2021, which is the date our Board approved the vesting targets for 2021. See footnote 2 to the Summary Compensation Table for a detail of such PSUs. The PSU grants to Mr. Winborne and Ms. Kelly were cancelled as of their respective termination dates.

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Outstanding Equity Awards at Year End
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2021:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options Exercisable (#)	Number of Securities Underlying Unexercised Stock Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Aman Bhutani	9/4/2019	194,371	104,662	63.54	6/4/2029	39,878	3,384,047	74,771	6,345,067
	2/25/2021					60,477	5,132,078	60,477	5,132,078
Mark McCaffrey	6/2/2021					72,870	6,183,748	24,290	2,061,249
Nick Daddario	12/4/2019	3,663	3,441	66.87	12/4/2029	2,462	208,925
	2/25/2021					2,420	205,361	2,420	205,361
	11/30/2021					3,216	272,910
Michele Lau	7/12/2021					50,885	4,318,101	14,966	1,270,015
Nima Kelly	2/23/2018					779	66,106
	2/25/2019	2,553	—	75.35	2/25/2029
	2/27/2020					17,183	1,458,149
(1)Stock options become vested and exercisable over a four-year period as to 25% of the stock options on the first anniversary of the applicable vesting commencement date (9/4/2019 for Mr. Bhutani and 10/14/2019 for Mr. Daddario) and as to the remaining 75% of the stock options in equal quarterly installments for an additional three years, subject to the NEO’s continued service through each applicable vesting date.
(2)Unless otherwise disclosed, RSUs vest over a four-year period as to 25% on the first day of the month following the first anniversary of the applicable vesting commencement date and then quarterly vesting in equal installments for an additional three years, subject to the NEO’s continued service through each applicable vesting date. Messrs. McCaffrey and Daddario and Ms. Lau have certain RSUs with different vesting terms, which are as described in “Compensation Discussion and Analysis—Long-Term Incentive Plan–2021 Grants and Performance Goals (Long-Term Incentive Grants).”
(3)Market values are determined by multiplying the number of shares by the fair market value per share of our Class A common stock on December 31, 2021 of $84.86 at market close.
(4)PSUs granted prior to 2020 vest over a four-year period as to 25% of the award vesting each year based on achievement of annual performance targets established by our Board or the Compensation and Human Capital Committee, subject to the NEO’s continued service through each applicable vesting date.
(5)PSUs granted in 2021 vest following the end of a three-year performance period based on our rTSR as compared to the selected index, subject to the NEO’s continued service through the applicable vesting date.

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Stock Option Exercises and Stock Awards Vesting During 2021
The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of RSUs and PSUs during 2021 by each of our NEOs. The value realized on exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the stock options. The value realized on vesting of RSUs and PSUs is calculated based on the closing market price of our common stock on the applicable vesting date.

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aman Bhutani	—	—	54,832	4,517,610
Mark McCaffrey	—	—	—	—
Nick Daddario	1,500	28,695	1,847	148,166
Michele Lau	—	—	—	—
Raymond Winborne	79,202	1,585,811	28,343	2,392,400
Nima Kelly	11,489	111,168	31,667	2,558,893
(1)Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2021.
(2)Calculated by multiplying (i) the difference between (x) the sale price for shares of Class A common stock sold concurrently with the exercise of an option, and if not, the fair market value of common stock on the option exercise date, which was determined using the closing price on the New York Stock Exchange of a share of Class A common stock on the option exercise date, and (y) the exercise price of the option, by (ii) the number of shares of Class A common stock acquired upon exercise.
Potential and Actual Payments Upon Termination or Change in Control
Aman Bhutani Employment Agreement
The following is a summary of the severance and change in control benefits under Mr. Bhutani’s employment agreement:
Potential Payments if Terminated by Us Without “Cause” or by Mr. Bhutani for “Good Reason” Not Related to a Change in Control.
If Mr. Bhutani’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by him for “good reason” (as such terms are defined in his agreement), and in each case the termination occurs outside of the period beginning three months prior to and ending 18 months following a “change in control” (the “Change in Control Period”), Mr. Bhutani would receive a lump sum cash severance payment equal to the following:
•the amount of any fully vested and non-forfeitable employee benefits under the Company’s employee benefits plans (“Accrued Obligations”); plus
•100% of his annual base salary rate as then in effect; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•100% of his target annual cash bonus for the year of termination; plus
•the cost of health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 18 months.
In addition, Mr. Bhutani would be entitled to acceleration of his time-based equity awards that would have vested in the next twelve months and acceleration of the pro-rated portion of his performance-based equity awards that would have vested based on actual performance during any performance period ending in the next twelve months (with any individual performance criteria deemed fully satisfied).
Potential Payments if Terminated by Us Without “Cause” or by Mr. Bhutani for “Good Reason” During a Change in Control Period.
If Mr. Bhutani’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by him for “good reason” during a Change in Control Period, he will receive a lump sum cash severance payments and benefits:
•Accrued Obligations; plus
•150% of his annual base salary rate as then in effect or, if higher, the date immediately prior to the change in control; plus

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•any earned but unpaid annual cash bonus for the prior year; plus
•150% of his target annual cash bonus for the year of termination; plus
•the cost of health insurance coverage under COBRA for 18 months.
In addition, Mr. Bhutani would be entitled to acceleration of all of his time- and performance-based equity awards (with performance measured at the greater of target or actual performance).
Termination by Reason of Death or “Disability.” If Mr. Bhutani’s employment terminates by reason of death or “disability,” he would receive a lump sum cash severance payment equal to the following:
•Accrued Obligations; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•a pro-rated amount of the target annual cash bonus for the year of termination, based on actual achievement of the performance criteria at the end of the applicable year.
In order to receive the payments and benefits described above (excluding the Accrued Obligations), Mr. Bhutani must sign and not revoke a release of claims in favor of the Company and must continue to comply with certain restrictive covenants, including those related to confidentiality, noncompetition, nonsolicitation, and nondisparagement for up to twelve months as set forth in his employment agreement following the termination date.
In the event any of the payments provided for under the employment agreement, or otherwise payable to Mr. Bhutani, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. No arrangement with Mr. Bhutani provides for any tax gross-up payments.
Change in Control and Severance Agreements
On May 1, 2021, our Board adopted a form of Change in Control and Severance Agreement (the “CIC and Severance Agreement”) for certain executive officers and key employees designated by the Compensation Committee to be party to such an agreement. Other than Mr. Daddario, Mr. Bhutani, whose severance and change in control arrangements are provided for in his employment agreement as described above, and Mr. Winborne and Ms. Kelly, who entered into transition agreements prior to the Board’s adoption of the CIC and Severance Agreement and whose termination arrangements are described below, each of our NEOs has entered into a CIC and Severance Agreement with us, the terms of which are as follows:
Term. Each CIC and Severance Agreement provides for an initial three-year term that renews automatically for successive one-year terms unless either party provides at least 90 days’ notice of non-renewal. If a change in control occurs during the period after 18 months into the initial term or during a renewal term, the term of the agreement will automatically extend for 18 months following the date of the change in control.
Potential Payments if Terminated by Us Without “Cause” or by the NEO for “Good Reason” Not Related to a Change in Control. If a NEO’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by the NEO for “good reason” (as such terms are defined in the NEO’s agreement), and in each case the termination occurs outside of the Change in Control Period, the NEO would receive the following lump-sum cash payments and benefits:
•100% of the NEO’s annual base salary rate as then in effect; plus
•the cost of premiums for coverage (on an after-tax basis) under COBRA for a period of twelve months following the termination date.
Potential Payments if Terminated by Us Without “Cause” or by the NEO for “Good Reason” During the Change in Control Period. If the NEO’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by the NEO for “good reason” during the Change in Control Period, the NEO would receive the following lump-sum payments and benefits:
•100% of the NEO’s annual base salary rate as then in effect; plus
•100% of the target annual cash bonus for the year of termination; plus
•the cost of premiums for coverage (on an after-tax basis) under COBRA for a period of twelve months following the termination date.
In addition, all outstanding equity awards would fully vest, with applicable performance criteria deemed achieved at the greater of target and actual performance.

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Termination by Reason of Death or “Disability.” If the NEO’s employment terminates by reason of death or “disability”, the NEO would receive a lump sum cash severance payment equal to a pro-rated amount of his or her annual cash bonus for the year of termination, based on actual achievement of the performance criteria at the end of the applicable year.
In order to receive the severance payments and benefits described above, the NEO must sign and not revoke a release of claims in our favor and comply with certain restrictive covenants relating to noncompetition, nonsolicitation, and nondisparagement, as applicable, for up to twelve months as set forth in his or her employment agreement following the termination date.
In the event any of the payments provided for under the CIC and Severance Agreements, or otherwise payable to the NEO, would constitute “parachute payments” within the meaning of Code Section 280G and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he or she would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such executive. No agreement with any of our NEOs provides for any tax gross-up payments.
Raymond Winborne and Nima Kelly Transition Agreements
In February 2021, the Company entered into a transition agreement with Mr. Winborne (the “Winborne Transition Agreement”) that set forth the terms of Mr. Winborne’s retirement on June 30, 2021 (the “Winborne Retirement Date”).
Pursuant to the Winborne Transition Agreement, Mr. Winborne received the following separation consideration in exchange for his execution and non-revocation of a release of claims with the Company and compliance with post-employment restrictive covenants: (i) a lump sum cash payment equal to $262,500, which payment equaled a pro-rated amount of his annual target bonus opportunity for the period January 1 through June 30, 2021; (ii) payment of premiums for continuation coverage for Mr. Winborne and his eligible dependents under COBRA for a period of up to twelve months following the Winborne Retirement Date; and (iii) extension of the period in which Mr. Winborne had to exercise his outstanding and vested stock options until December 31, 2021, subject to earlier termination under the Company’s equity incentive plan, each as set forth in the Winborne Transition Agreement.
Also in February 2021, the Company entered into a transition agreement with Ms. Kelly (the “Kelly Transition Agreement”), that set forth the terms of Ms. Kelly’s transition to a consulting role on July 12, 2021, and subsequent retirement on December 31, 2021 (the “Kelly Retirement Date”).
Pursuant to the Kelly Transition Agreement, Ms. Kelly received the following separation consideration in exchange for her execution and non-revocation of a release of claims with the Company and compliance with post-employment restrictive covenants: (i) a lump sum cash payment equal to $262,500 paid in 2022, which payment equaled a pro-rated amount of her target bonus opportunity for the period January 1 through June 30, 2021; and (ii) in recognition of her continued service in a consulting role through the end of 2021, vesting with respect to 17,183 shares underlying the portion of her February 28, 2020 RSUs that were scheduled to vest on the next occurring vesting date of March 1, 2022 and vesting with respect to the remaining unvested 779 shares underlying her February 23, 2018 RSUs that were scheduled to vest on February 23, 2022.
The following table sets forth the severance payments and benefits that Mr. Winborne and Ms. Kelly received in connection with their terminations of employment in 2021:

Name	Salary Severance ($)	Bonus Severance ($)(1)	Accelerated Vesting of Equity ($)(2)	Other Severance ($)(3)	Total ($)
Raymond Winborne	—	262,500	—	20,697	283,197
Nima Kelly	—	262,500	1,524,255	121,154	1,907,909
(1)Reflects a pro-rated annual target bonus for the portion of the year the executive was employed as an executive officer.
(2)Reflects the value of accelerated vesting of certain of Ms. Kelly’s RSUs that were scheduled to vest on the next occurring vesting date following her employment termination, calculated using the $84.86 closing price of our Class A common stock on December 31, 2021.
(3)Reflects the following amounts paid by the Company pursuant to the Transition Agreements: (i) for Mr. Winborne, the cost of health insurance under COBRA for 12 months; and (ii) for Ms. Kelly, the value of her previously accrued vacation.

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The following tables summarize the amount of the severance payments and benefits that each NEO (other than Mr. Winborne and Ms. Kelly) would receive under his or her CIC and Severance Agreement, or in Mr. Bhutani's case, his employment agreement, in the event his or her employment with us was terminated on December 31, 2021, under the circumstances described above:
TERMINATION OF EMPLOYMENT BY US WITHOUT “CAUSE” OR BY THE NEO FOR “GOOD REASON” UNRELATED TO A CHANGE IN CONTROL

Name	Salary Severance ($)(1)	Bonus Severance ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Value of Health Care Coverage Benefit ($)(4)	Total ($)
Aman Bhutani	1,000,000	1,000,000	1,275,085	24,835	3,299,920
Mark McCaffrey	525,000	—	—	14,310	599,310
Nick Daddario	305,000	—	—	15,647	320,647
Michele Lau	475,000	—	—	24,835	499,835
(1)This amount is based on each NEO’s base salary as was in effect on December 31, 2021.
(2)This amount is based on each NEO’s target cash bonus amount as was in effect on December 31, 2021.
(3)The amount represents the intrinsic value of the equity awards held by Mr. Bhutani that would vest on an accelerated basis in connection with termination of employment outside the Change in Control Period pursuant to Mr. Bhutani’s employment agreement and described under the “Potential and Actual Payments Upon Termination or Change in Control” section above. For this purpose, we assume an achievement level of 100% of target for any performance-based awards. The intrinsic value of the accelerated portions of each award is determined by multiplying (i) the fair market value per share of our Class A common stock on December 31, 2021 of $84.86 (and, in the case of stock options, less the exercise price per share in effect under each stock option) by (ii) the number of shares that would vest on an accelerated basis under such award (and, in the case of performance-based awards, assuming performance is achieved at target levels). This amount assumes the accelerated vesting resulting from the termination of employment occurred on December 31, 2021.
(4)This amount represents the lump sum payment of the cost of health insurance under COBRA for 18 months pursuant to Mr. Bhutani’s employment agreement and 12 months pursuant to the CIC and Severance Agreements.
TERMINATION OF EMPLOYMENT BY US WITHOUT “CAUSE” OR BY THE NEO FOR “GOOD REASON” IN CONNECTION WITH A CHANGE IN CONTROL

Name	Salary Severance ($)(1)	Bonus Severance ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Value of Health Care Coverage Benefit ($)(4)	Total ($)
Aman Bhutani	1,500,000	1,500,000	22,224,664	37,253	25,261,917
Mark McCaffrey	525,000	420,000	8,244,998	14,310	9,204,308
Nick Daddario	305,000	122,000	954,461	15,647	1,397,108
Michele Lau	475,000	325,500	5,588,116	24,835	6,420,451
(1)This amount is based on each NEO’s base salary as was in effect on December 31, 2021.
(2)This amount is based on each NEO’s target cash bonus amount as was in effect on December 31, 2021.
(3)The amount represents the intrinsic value of the equity awards held by our NEOs that would vest on an accelerated basis in connection with termination of employment during the Change in Control Period pursuant to Mr. Bhutani’s employment agreement and the CIC and Severance Agreements as described under the “Potential and Actual Payments Upon Termination or Change in Control” section above. For this purpose, we assume an achievement level of 100% for any performance-based awards. The intrinsic value of the accelerated portion of each award is determined by multiplying (i) the fair market value per share of our Class A common stock on December 31, 2021 of $84.86 (and, in the case of stock options, less the exercise price per share in effect under each stock option) by (ii) the number of unvested shares that would vest on an accelerated basis under such award (and, in the case of performance-based awards, assuming performance is achieved at target levels). This amount assumes the accelerated vesting resulting from the termination of employment occurred on December 31, 2021.
(4)This amount represents the lump sum payment of the cost of health insurance under COBRA for 18 months pursuant to Mr. Bhutani’s employment agreement and 12 months pursuant to the CIC and Severance Agreements.

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CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of our CEO, Mr. Bhutani, and the total annual compensation of our median employee (other than Mr. Bhutani). For our last completed year ended December 31, 2021:
•The median total annual compensation was identified as $82,083 using the methodology described below.
•Mr. Bhutani’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $15,290,590.
•Based on the above, for 2021, the ratio of Mr. Bhutani’s total annual compensation to the median of the total annual compensation of all employees was 186 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratios. Accordingly, the pay ratios disclosed by other companies may not be comparable to our pay ratio as disclosed above.
During our last completed year ended December 31, 2021, there was no change in our employee population or employee compensation arrangement that we reasonably believe would result in a significant change to our pay ratio disclosure. Accordingly, pursuant to Item 402(u) of Regulation S-K, we used the median employee identified in 2020 for purposes of calculating our 2021 pay ratio. The methodology we used to calculate the pay ratio is as follows:
•We determined the median of the total annual compensation of our employees as of December 31, 2020, at which time we (including our consolidated subsidiaries) had 6,535 full-time and 86 part-time and temporary employees, 4,765 of whom were located in the United States, or the U.S., and 1,856 (or approximately 28% of our total employee population) of whom were located outside of the U.S. We excluded Mr. Bhutani and included employees of our consolidated subsidiaries. In accordance with the permitted methodology for determining the "median employee", we excluded from our calculations (i) 159 employees who are located outside of the U.S. (or approximately 2% of our total employee population) who were hired in connection with mergers and acquisitions completed in 2020; and (ii) 313 other employees, representing less than 5% of our total employee population, who are located outside of the U.S. in the following countries: 6 in Australia, 21 in Brazil, 55 in Canada, 22 in China, 20 in France, 28 in India, 5 in Israel, 5 in Mexico, 10 in the Netherlands, 3 in Norway, 102 in Serbia, 6 in Singapore, 27 in Spain and 3 in Switzerland.
•To determine the median employee, we then compared the amount of salary, wages and tips of our employees (other than the excluded employees described above), as reflected in our payroll records for the year ending December 31, 2020. In determining the median total compensation of all employees, we did not make any cost-of-living adjustments to the wages paid to any employee.
•We determined the median employee's total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Bhutani's total annual compensation, we used the amount reported in the "Total" column of the 2021 Summary Compensation Table included in this Proxy Statement.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Stock Options and Rights (#)	(b) Weighted- Average Exercise Price of Outstanding Stock Options and Rights ($/Share)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
Equity compensation plans approved by stockholders	8,216,786	53.18	35,709,479
Equity compensation plans not approved by stockholders	547,952	15.82	—
Total	8,764,738		35,709,479
(1)The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs or PSUs, as such awards do not have an exercise price.
(2)Includes shares available for future issuance under our equity incentive plan and our employee stock purchase plan.

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Proposal No. 3 Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The Board of Directors unanimously recommends that you vote “ONE YEAR” on the frequency of advisory vote on executive compensation in this proposal 3.
Pursuant to Section 14A of the Exchange Act, our stockholders have the opportunity to advise the Board, in a non-binding vote, regarding whether we should conduct an advisory (non-binding) vote to approve named executive officer compensation (that is, votes similar to the non-binding vote in Proposal No. 2 above) every one year, two years or three years.
While our compensation strategies relate to both the short-term and longer-term business outcomes, our Compensation Committee and Board make compensation decisions annually. We believe an annual advisory vote on named executive officer compensation is part of annual stockholder feedback and our executive compensation philosophy, policies and practices. The Board has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for us at this time, and recommends stockholders vote for future advisory votes on named executive officer compensation to occur each year.
The option of one year, two years or three years receiving the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.
As an advisory vote, this Proposal 3 is non-binding on the Company or the Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders, and will review the voting results and take them into consideration when setting the frequency of the advisory vote on executive compensation.
It is expected that the next say-on-frequency vote will occur at the 2028 annual meeting of stockholders.

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Audit Matters

Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP in this proposal 4.
Our Audit and Finance Committee has reappointed Ernst & Young LLP (“EY”), to be our independent registered public accounting firm for the year ending December 31, 2022. EY has served as our independent registered public accounting firm since 2004.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2022. Our Audit and Finance Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Board may reconsider the appointment. Even if our stockholders ratify the appointment, our Audit and Finance Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our Audit and Finance Committee believes such a change would be in the best interests of the Company and our stockholders.

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Report of the Audit and Finance Committee
The Company’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”) is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with United States generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal controls over financial reporting. In the performance of its oversight function, the Audit and Finance Committee has:
•reviewed and discussed the audited consolidated financial statements with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with EY its independence.
Based on the Audit and Finance Committee’s review and discussions with management and EY, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in our 2021 Annual Report on Form 10-K, filed on February 17, 2022, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit and Finance Committee:
Mark Garrett (Chair)
Herald Chen
Caroline Donahue
Charles Robel
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered by EY for the years ended December 31, 2021 and 2020 ($ in thousands):

	2021	2020
Audit Fees(1)	$4,854	$4,555
Audit-Related Fees(2)	2	2
Tax Fees(3)	110	96
Total Fees	$4,966	$4,653
(1)     Audit Fees consist of professional services and expenses rendered in connection with (i) the audit of our annual consolidated financial statements and internal control over financial reporting, (ii) the review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, (iii) statutory and regulatory filings or engagements and (iv) our securities offerings.
(2)      Audit-Related Fees consist of a license fee related to our use of an accounting research tool.
(3)      Tax Fees consist of fees for professional services and expenses for tax compliance, tax advice and tax planning.
Auditor Independence
Our Audit and Finance Committee has reviewed the non-audit services performed by, and the fees paid to, EY in 2020 and 2021, respectively, and the proposed services for 2022, and has determined that such services and fees are compatible with EY’s independence. All audit and non-audit related services were approved by our Audit and Finance Committee prior to such services being rendered. There were no other professional services provided by EY that would have required our Audit and Finance Committee to consider their compatibility with maintaining the independence of EY.
Audit and Finance Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit and Finance Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit and Finance Committee is required to pre-approve all audit and permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Other Management Proposals

Proposal No. 5 Amendment to the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of Directors

The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s amended and restated certificate of incorporation to declassify the board of directors and provide for the annual election of directors in this proposal 5.

Overview
The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to phase out the classification of the Board and to provide instead for the annual election of directors, as well as to revise certain related provisions of the Certificate. If adopted by stockholders, this proposal would also enact certain immaterial changes by eliminating from Paragraphs A, B and C of Article VI of the Certificate provisions that relate to the Company’s former sponsors and that have become inoperative and are no longer effective.
Background
Article VI of the Certificate currently provides that the Board shall be divided into three classes, designated Class I, Class II and Class III, each to consist as nearly as possible of one third of the total number of directors, with the term of office of one class expiring each year and directors in each class being elected to three-year terms. If the proposed amendments are approved by our stockholders, directors previously elected to three-year terms of office by our stockholders, including those directors elected at this Annual Meeting, will complete their three-year terms, and thereafter they or their successors would be elected to one-year terms at each future annual meeting of stockholders.
Beginning at the 2025 annual meeting of stockholders, the declassification of the Board would be complete, and all directors would be subject to annual election to one-year terms. In addition, Delaware law provides that directors serving on declassified boards of directors may be removed with or without cause, and therefore, the proposed amendments would permit the removal without cause of directors, but will provide that the directors serving the remainder of a three-year term in office will be removable only for cause. Finally, the proposed amendments will provide that any director appointed to fill a vacancy or newly created directorship will hold office until the next election for the class to which such director is appointed, or following the completion of the declassification, any director appointed to fill a vacancy or newly created directorship will serve for a term expiring at the next annual meeting and will remain in office until such person’s successor is elected and qualified (or earlier death, resignation or removal).
Reasons for the Proposed Amendment
The Governance Committee and the Board have considered the merits of annually elected and staggered boards, taking a variety of perspectives into account. Although the Board believes that a classified board structure may enhance stockholder value by forcing an entity seeking control of the Company to initiate arms-length discussions with the Board (since the entire Board cannot be replaced in a single election), the Board recognizes that there are different perspectives on this matter. After weighing these considerations, the Board (acting on the recommendation of the Governance Committee) has determined that it is in the best interests of the Company and its stockholders to adopt resolutions setting forth proposed amendments to the Certificate to declassify the Board.

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The text of the proposed amendments, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix B. This summary is qualified in its entirety by reference to Appendix B.
*   *   *
Approval of this proposal requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B Common Stock, voting together as a single class.
If the stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. The approval of this proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

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Proposal No. 6 Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s amended and restated certificate of incorporation to eliminate certain supermajority voting requirements in this proposal 6.

Overview
The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Certificate to eliminate certain supermajority voting provisions.
Background
The Certificate currently requires the affirmative vote of the holders of at least two-thirds in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class, to (i) amend or repeal any provision of the Company’s Bylaws, (ii) remove a director from office or (iii) adopt future amendments to the following provisions of the Certificate:
•Article V, which authorizes the Board to amend the Bylaws and currently specifies the vote required to amend the Certificate and Bylaws;
•Article VI, which addresses the election and removal of directors, who may call meetings of the Board, certain quorum and voting requirements for Board action and certain other matters relating to directors;
•Article VII, which addresses certain limitations on the liability of directors;
•Article VIII, which addresses stockholder action by consent and special meetings of stockholders;
•Article IX, which addresses waivers of certain corporate opportunities and related matters; and
•Article X, which addresses Section 203 of the Delaware General Corporation Law and the approvals required to authorize certain business combinations.
If the proposed amendments are adopted, the stockholder vote required to take any of the foregoing actions will be the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company’s stock entitled to vote thereon (subject to any other provisions of the Certificate, any vote required by applicable law and the express terms of any preferred stock issued in the future). If adopted by stockholders, this proposal would also enact certain immaterial changes by eliminating from Article V of the Certificate provisions that relate to the Company’s former sponsors and that have become inoperative and are no longer effective.
Reasons for the Proposed Amendment
The Governance Committee and the Board have considered the merits of maintaining the supermajority stockholder approval provisions in the Certificate. Supermajority provisions encourage stockholders to reach a broad consensus on significant governance decisions and might be viewed as protective of minority stockholders (by preventing a simple majority of stockholders from taking action that favors only the majority). However, the Board is aware that certain stockholders and institutions assert that a majority vote should be sufficient for any corporate action requiring stockholder approval. After weighing these considerations, the Board (acting on the recommendation of the Governance Committee) has determined that it is in the best interests of the Company and its stockholders to adopt resolutions setting forth proposed amendments to the Certificate to eliminate these supermajority voting requirements.

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The text of the proposed amendments, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix C. This summary is qualified in its entirety by reference to Appendix C.
*   *   *
Approval of this proposal requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class.
If the stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. The approval of this proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

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Proposal No. 7
Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Certain Business Combination Restrictions Set Forth Therein and Instead Subject the Company to the Business Combination Restrictions of the Delaware General Corporation Law

The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s amended and restated certificate of incorporation to eliminate certain business combination restrictions set forth therein and instead subject the Company to the business combination restrictions of the Delaware general corporation law in this proposal 7.

Overview
The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Certificate to eliminate certain business combination restrictions contained therein and instead subject the Company to the business combination restrictions of Section 203 of the Delaware General Corporation Law (“Section 203”).
Background
Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years from the date a person or entity becomes an interested stockholder. An “interested stockholder” includes a person or entity that owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes: (i) mergers between the corporation and an interested stockholder; (ii) sales or dispositions to an interested stockholder of assets worth 10% or more of the total asset value of the corporation (measured by consolidated asset value or aggregate stock value); (iii) certain issuances or transfers of stock to an interested stockholder; (iv) certain transactions involving the corporation that would increase the proportionate ownership of the interested stockholder; and (v) a receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by the corporation.
Under Section 203, the three-year moratorium on business combinations does not apply if: (i) the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board prior to the time the interested stockholder becomes an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by qualified employee stock plans) in the transaction in which it becomes an interested stockholder; or (iii) the business combination is approved by a majority of the corporation’s board and by the affirmative vote of 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.
Reasons for the Proposed Amendment
Article X of the Certificate currently includes a provision opting out of the business combination restrictions set forth in Section 203. Instead, Article X includes restrictions substantially similar to those set forth in Section 203, but, among other things, excepts from the definition of “interested stockholder” the Company’s former sponsors and their permitted transferees. Because the Company’s former sponsors have completely sold their respective ownership positions in the Company, the Board (acting on the recommendation of the Governance Committee) has determined it is advisable to simplify the Certificate by eliminating the provisions of current Article X in their entirety and instead subject the Company to the business combination restrictions set forth in Section 203.

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The text of the proposed amendments, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix D. This summary is qualified in its entirety by reference to Appendix D and the above description of Section 203 is qualified in its entirely by reference to Section 203.
*   *   *
Approval of this proposal requires (i) the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class, and (ii) the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class and excluding any shares owned as of the record date for the Annual Meeting by an interested stockholder subject to the restrictions of Article X. As of the date of this Proxy Statement, the Company is not aware of any stockholder who may be subject to the restrictions set forth in Article X.
If the stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. The approval of this proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

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Proposal No. 8 Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Inoperative Provisions and Implement Certain other Miscellaneous Amendments

The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s amended and restated certificate of incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments in this proposal 8.

Overview
The Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Certificate to eliminate inoperative provisions and implement certain other miscellaneous amendments.
Background
Following the Company’s initial public offering, its former sponsors owned, collectively, greater than 40% of the voting power of the Company’s outstanding stock. In recognition of this fact, the Certificate currently includes provisions intended to permit the former sponsors to take certain actions, including, without limitation, to approve charter amendments, cause the Company to hold a special stockholder meeting, and act by consent in lieu of a stockholder meeting. These provisions were effective only when the former sponsors owned, collectively, at least 40% of the voting power of the outstanding voting stock of the Company. Because the former sponsors no longer own this requisite percentage, these provisions have become inoperative and have no current effect. The Board (acting on the recommendation of the Governance Committee) has determined it is advisable to simplify the Certificate by eliminating these inoperative provisions.
In addition, the Board has approved certain other miscellaneous amendments to the Certificate set forth in Appendix E, including to eliminate the current provisions of Article IX. Article IX generally provides that the Company’s former sponsors and their affiliates, and the Company’s outside directors, do not have a duty to refrain from engaging in business activities similar to the Company’s and that the Company renounces any interest in business opportunities that are presented to such persons or entities.
Reasons for the Proposed Amendments
To simplify the Certificate, the Board (acting on the recommendation of the Governance Committee) has determined it is advisable to eliminate the provisions of Article IX, and to instead, contingent on such elimination, provide for the same renunciation of interest in a waiver set forth in a resolution of the Board.
The text of the proposed amendments, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix E. This summary is qualified in its entirety by reference to Appendix E.
*   *   *
Approval of this proposal requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class.
If the stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. The approval of this proposal is not conditioned on the approval of any other proposal. The Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of February 28, 2022 by:
•each of our named executive officers;
•each person or group, who beneficially owned more than 5% of our common stock; and
•all of our current directors and executive officers as a group.
The amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, including shares of our Class A common stock issuable upon exchange of Limited Liability Company Units (together with corresponding shares of our Class B common stock) on a one-for-one basis, subject to the terms of the Exchange Agreement (Exhibit 4.4 to our Annual Report on Form 10-K). Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. None of our directors, NEOs or 5% equity holders beneficially owns either directly or indirectly shares of our Class B common stock.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o GoDaddy Inc., 2155 E. GoDaddy Way, Tempe, Arizona 85284.

	Common Stock Beneficially Owned
	Number of Shares Class A Common Stock(1)
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Aman Bhutani	285,792	*
Herald Chen	6,143	*
Roger Chen	160,366	*
Nick Daddario	6,924	*
Caroline Donahue	8,870	*
Mark Garrett	9,850	*
Michele Lau	—	*
Mark McCaffrey	7,737	*
Charles Robel	87,610	*
Ryan Roslansky	8,870	*
Brian Sharples	13,159	*
Leah Sweet	3,235	*
Lee Wittlinger(2)	6,143	*
All current executive officers and directors as a group (13 persons)	604,699	*
5% Equity Holders:
Entities affiliated with Capital Research(3)	17,239,753	10.7%
Entities affiliated with Vanguard(4)	16,094,349	10.0%
Entities affiliated with Starboard(5)	10,853,899	6.8%
Entities affiliated with Wellington(6)	10,701,580	6.7%
Entities affiliated with Fidelity(7)	9,138,482	5.7%
Entities affiliated with BlackRock(8)	8,236,755	5.1%
*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

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(1)Class A common stock beneficially owned includes shares issuable upon exercise of outstanding equity awards exercisable within 60 days of February 28, 2022 as follows:

Name of Beneficial Owner	Number of Awards
Aman Bhutani	229,428
Roger Chen	124,165
Nick Daddario	4,128
Charles Robel	23,627
All current executive officers and directors as a group (13 persons)	381,348
(2)The address of Mr. Wittlinger is c/o Silver Lake Partners, 2775 Sand Hill Road #100, Menlo Park, CA 94025.
(3)Based on information reported by Capital International Investors, a division of Capital Research and Management Company (“Capital Research”), on Schedule 13G/A filed with the SEC on February 11, 2022. Of the shares of Class A common stock beneficially owned, Capital Research reported sole voting power over 16,918,755 shares and sole dispositive power over all of the shares. Capital Research listed its address as 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(4)Based on information reported by The Vanguard Group (“Vanguard”), on Schedule 13G/A filed with the SEC on February 9, 2022. Of the shares of Class A common stock beneficially owned, Vanguard reported that it has shared voting power over 144,740 shares, sole dispositive power over 15,742,031 shares and shared dispositive power over 352,318 shares. Vanguard listed its address as 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based on information reported by Starboard Value LP (“Starboard”), on Schedule 13D filed with the SEC on December 27, 2021. Of the shares of Class A common stock beneficially owned, Starboard reported sole voting power and sole dispositive power over all of the shares. Starboard listed its address as 777 Third Avenue, 18th Floor, New York, NY 10017.
(6)Based on information reported by Wellington Management Group LLP (“Wellington”), on Schedule 13G/A filed with the SEC on February 4, 2022. Of the shares of Class A common stock beneficially owned, Wellington reported shared voting power over 9,568,848 shares and shared dispositive power over all of the shares. Wellington listed its address as 280 Congress Street, Boston, MA 02210.
(7)Based on information reported by FMR LLC, (“Fidelity”), on Schedule 13G/A filed with the SEC on February 9, 2022. Of the shares of Class A common stock beneficially owned, Fidelity reported that it has sole voting power with respect to 492,392 shares and sole dispositive power with respect to all of the shares. Fidelity listed its address as 245 Summer Street, Boston, MA 02210.
(8)Based on information reported by BlackRock, Inc. (“BlackRock”), on Schedule 13G/A filed with the SEC on February 9, 2022. Of the shares of Class A common stock beneficially owned, BlackRock reported sole voting power over 6,907,039 shares and sole dispositive power over all of the shares. BlackRock listed its address as 55 East 52nd Street, New York, NY 10055.

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Certain Relationships and Related Party and other Transactions
Policies and Procedures for Related Party Transactions
Our Audit Committee maintains the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 and in which a related person has or will have a direct or indirect material interest. We have adopted a policy regarding transactions between us and related persons. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and their immediate family members and any entity in which they are employed or are a general partner or principal or in a similar position or in which they have a 5% or greater beneficial ownership interest. Our Audit Committee charter provides that our Audit Committee shall review and oversee all transactions between the Company and a related person for which review or oversight is required by applicable law or that are required to be disclosed in the Company’s financial statements or SEC filings.
Since 2021, there have not been, nor are there any currently proposed, related party transactions or series of similar transactions to which we have been or will be a party.

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Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes of ownership of our equity securities with the SEC.
Based solely on our review of such reports and certain written representations from each reporting persons, we believe that during 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except for one late Form 4 filed by Mr. Bhutani on July 8, 2021.
Submission of Proposals and Other Items of Business for the 2023 Annual Meeting
Stockholder Proposals for Inclusion in the Proxy Statement for the 2023 Annual Meeting
If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, the proposal should be sent to our Corporate Secretary by mail at GoDaddy Inc., Attention Corporate Secretary, 2155 E. GoDaddy Way, Tempe, Arizona 85284, or by email at governance@godaddy.com, and must be received no later than December 23, 2022.
Other Proposals or Director Nominations to be Presented at the 2023 Annual Meeting
Our Bylaws provide for an advance notice procedure for director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to Rule 14a-8, but that a stockholder instead wishes to present at an annual meeting. To be timely, a notice of director nominations or other matters a stockholder wishes to present at the 2023 annual meeting must be received by our Corporate Secretary not earlier than February 1, 2023 and no later than March 3, 2023 and must comply with the additional requirements of our Bylaws.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary, in writing, at GoDaddy Inc., Attention Corporate Secretary, 2155 E. GoDaddy Way, Tempe, Arizona 85284 for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2023 Annual Meeting of Stockholders Proxy Statement
We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 Annual Stockholders’ Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.
2021 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our 2021 Annual Report on Form 10-K. This Proxy Statement and our 2021 annual report are posted on our corporate website at www.aboutus.godaddy.net/investor-relations/financials and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2021 annual report without charge by sending a written request to GoDaddy Inc., Attention: Investor Relations, 2155 E. GoDaddy Way, Tempe, Arizona 85284.
Note About Corporate Website and Sustainability Reports
The reports mentioned in this Proxy Statement, or any other information from our corporate website, are not part of, or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

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Information about Our Annual Meeting and Solicitation of Proxies
GODADDY INC.
Proxy Statement
FOR 2022 Virtual Annual Meeting of Stockholders
To Be Held at 8:00 a.m. PDT on Wednesday, June 1, 2022
You are cordially invited to the 2022 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc., a Delaware corporation (“GoDaddy” or the “Company”). The Annual Meeting will be held on Wednesday, June 1, 2022 at 8:00 a.m. PDT and will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2022. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using the 16-digit control number located on your notice or the proxy card (the “Control Number”). We recommend that you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
This virtual meeting format enables us to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, given the continued heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
The information provided in the “Q&A” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our corporate website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Why am I receiving these proxy materials?
You are receiving this Proxy Statement and additional proxy materials in connection with the Board’s solicitation of proxies to be voted at the virtual Annual Meeting or at any adjournment or postponement of it.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on Wednesday, April 6, 2022 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 161,741,062 shares of our Class A common stock and 312,223 shares of our Class B common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our Class A common stock and Class B common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.
What is the quorum requirement for the Annual Meeting?
The holders of record of a majority of the voting power of the issued and outstanding shares of our capital stock (holders of the Class A common stock and the Class B common stock) entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, including the Annual Meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

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What matters are being proposed, and what vote is required?

Items of Business		Required Vote For Adoption	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of three Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal	Since the election is uncontested, each incumbent director nominee will be elected only if the votes “FOR” his or her election exceed those votes “AGAINST” his or her election	No Effect	No Effect
2.	Advisory, non-binding vote to approve named executive officer compensation
The affirmative vote of a majority of the voting power of the shares of our Class A common stock and Class B common stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon
			Same as Against vote	No Effect
3.	Advisory, non-binding vote to approve the frequency of advisory votes on named executive officer compensation for one, two or three years	The advisory, non-binding recommendation of the stockholders regarding the frequency of advisory votes on named executive compensation will be the choice that receives a plurality of the votes cast	No Effect	No Effect
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022
The affirmative vote of a majority of the shares of our Class A common stock and Class B common stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon
			Same as Against vote	Not applicable
5.	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors	The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class	Same as Against vote	Same as Against vote
6.	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain supermajority voting requirements	The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class	Same as Against vote	Same as Against vote
7.	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate certain business combination restrictions set forth therein and instead subject the Company to the business combinations restrictions of the Delaware General Corporation Law	The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class	Same as Against vote	Same as Against vote
8.	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments	The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together as a single class	Same as Against vote	Same as Against vote
The Board recommends you vote FOR each of the proposals and for a ONE YEAR frequency of advisory votes on named executive officer compensation.
We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

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What is the difference between holding shares as a registered stockholder and holding shares in street name?
Registered Stockholders. If shares of our Class A common stock and Class B common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co. LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Street Name Stockholders. If shares of our Class A common stock and Class B common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/GDDY2022. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by logging in to the website listed above and using your Control Number. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
1.By Internet: You can vote your shares online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. PDT on May 31, 2022 (have your proxy card in hand when you visit the website);
2.By Telephone: You can vote your shares by calling 1-800-690-6903 toll-free (have your proxy card in hand when you call) until 11:59 pm PDT on May 31, 2022;
3.By Mail: You can vote your shares by completing, signing and returning your proxy card in the postage-paid envelope provided (if you received printed proxy materials); or
4.During the Virtual Meeting: You can vote your shares during the virtual Annual Meeting at www.virtualshareholdermeeting. com/GDDY2022 and using your Control Number located on your notice or the proxy card.
Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. You may also attend and vote at the Annual Meeting using the control number on your voting instruction form.
What are the effects of abstentions and broker non-votes?
Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal as set forth in the table above.
If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or nominee by the deadline provided in the materials you receive from your bank or broker. If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 4). Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting and will have the effect as set forth in the table above.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by:
•entering a new vote by Internet or by telephone (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy card);
•notifying our Corporate Secretary, in writing, at GoDaddy Inc., Attention Corporate Secretary, 2155 E. GoDaddy Way, Tempe, Arizona 85284; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/GDDY2022 and using your Control Number.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

How can I attend the Annual Meeting?
The Annual Meeting will be accessible through the Internet via at www.virtualshareholdermeeting.com/GDDY2022. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using your Control Number. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. Technicians will be available to assist you.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our Record Date of Wednesday, April 6, 2022 or hold a valid proxy for the meeting.
Will I be able to ask questions at the virtual Annual Meeting?
Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with management and the Board. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event of technical difficulties with the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/GDDY2022. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Michele Lau and Mark McCaffrey have been designated as proxies by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Unless contrary instructions are indicated on the proxy, all shares represented by validly executed proxies received (and not revoked before they are voted) will be voted as specified in the above “Board Recommendations.” If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own discretion to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our 2021 Annual Report, primarily via the Internet. On or about April 22, 2022, we expect to mail to all stockholders the Notice containing instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials and 2021 annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
Who bears the cost of soliciting votes for the Annual Meeting?
We will bear the costs of the solicitation of proxies, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from stockholders by directors, officers, employees or agents of the Company in person or by telephone, facsimile or other appropriate means of communication. We have engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies on our behalf. The anticipated cost of Innisfree’s services is estimated to be approximately $50,000 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to our directors, officers or employees in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to our Corporate Secretary at governance@godaddy.com or to Innisfree at (888) 750-5834.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations identifying individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within GoDaddy or to third parties, except as necessary in accordance with applicable laws, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.
Who will serve as inspector of elections?
Broadridge Financial Solutions, or their appointed representative, will serve as the inspector of elections and will certify the voting results.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

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Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
GoDaddy Inc.
Attention: Corporate Secretary
2155 E. GoDaddy Way
Tempe, Arizona 85284
(480) 505-8800
Stockholders who beneficially own shares of our Class A common stock or Class B common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available from our Corporate Secretary for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m. MT at our corporate headquarters located at 2155 E. GoDaddy Way, Tempe, Arizona 85284. You must contact our Corporate Secretary a reasonable time in advance to make appropriate arrangements. The list of stockholders will also be available during the Annual Meeting through the meeting website at www.proxydocs.com/GDDY.
How can I contact GoDaddy’s transfer agent?
You may contract our transfer agent, AST, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at info@amstock.com. Materials may be mailed to AST at:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
As of the date of this Proxy Statement, our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

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Appendices
Appendix A – Non-GAAP Financial Information
and Reconciliations
In addition to our financial results prepared in accordance with GAAP, this Proxy Statement includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this Proxy Statement should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included below. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Bookings. Bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe bookings reflects the effectiveness of our sales efforts in a given period.
Normalized EBITDA. Normalized EBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of core operating results and permits period-over-period comparisons of our operations. We calculate Normalized EBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes and adjustments related to our Tax Receivable Agreements (“TRA adjustments”), equity-based compensation expense, acquisition-related costs and certain other items. Cost of revenue is primarily allocated to the revenue pillars based on specific product identification, with any residual costs allocated based on the applicable percentage of revenue. Technology and development, marketing and advertising and customer care expenses are primarily allocated to the revenue pillars based on the applicable percentage of revenue. All general and administrative expenses are allocated to overhead.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Reconciliation: Bookings

	Three months ended December 31		Twelve months ended December 31
Reconciliation of Bookings ($M)	2020	2021	2020	2021
Total revenue	$873.9	$1,019.3	$3,316.7	$3,815.7
Change in deferred revenue	11.9	(21.5)	210.5	186.6
Net refunds	55.9	52.1	247.3	224.2
Other	1.4	0.2	1.0	5.2
Total Bookings	$943.1	$1,050.1	$3,775.5	$4,231.7

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Non-GAAP Reconciliation: Normalized EBITDA

	Three months ended December 31		Twelve months ended December 31
Reconciliation of Normalized EBITDA ($M)	2020	2021	2020	2021
Net income (loss)	$70.8	$87.4	$(494.1)	$242.8
Interest, net	26.6	31.9	86.9	124.9
Benefit/Provision for income taxes & TRA adjustments	(5.5)	4.1	673.4	10.8
Equity-based compensation expense	49.4	53.0	191.5	207.9
Depreciation and amortization	51.4	49.9	202.7	199.6
Acquisition-related costs(1)	5.3	12.3	25.0	78.2
Restructuring and other(2)	1.1	15.4	46.8	7.9
Debt refinance expenses	—	—	—	0.1
Accrual for legal settlement expense	(2.3)	—	(10.0)	—
Normalized EBITDA	$196.8	$254.0	$722.2	$872.2
(1)Includes $29.4 million in compensatory payments expensed in connection with our acquisition of Poynt in February 2021.
(2)Includes lease-related payments related to our closed operations in connection with the June 2020 restructuring.
Non-GAAP Reconciliation: Unlevered Free Cash Flow

	Three months ended December 31		Twelve months ended December 31
Reconciliation of Unlevered Free Cash Flow ($M)	2020	2021	2020	2021
Net cash provided by operating activities	$165.9	$172.2	$764.6	$829.3
Cash paid for interest	31.9	29.8	80.5	104.2
Cash paid for acquisition-related costs(1)	7.0	11.4	27.4	64.9
Capital expenditures	(27.4)	(17.4)	(66.5)	(51.1)
Cash paid for restructuring charges(2)	3.7	7.2	19.4	12.7
Unlevered Free Cash Flow	$181.1	$203.2	$825.4	$960.0
(1)Includes $29.4 million in compensatory payments expensed in connection with our acquisition of Poynt in February 2021.
(2)Includes lease-related payments related to our closed operations in connection with the June 2020 restructuring.

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Appendix B – Amendments to the Certificate to declassify the Board of Directors and provide for the annual election of directors
1.Amend Article VI.A as follows:
A.Except as otherwise provided in this Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors; ~~provided that, at any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, the number of directors may also be fixed by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class~~. The directors (other than those directors elected by the holders of any one or more series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be and are divided into ~~three~~ classes ~~designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors~~, with the terms of the classes elected at the annual meetings of stockholders held in 2020, 2021 and 2022, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2022 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject to the rights of the holders of any one or more series of Preferred Stock to elect directors separately as a class, each director elected by the stockholders after the 2022 annual meeting of stockholders shall ~~initially~~ serve for a term expiring at the first annual meeting of stockholders ~~following the date the Class A Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. Commencing with the first annual meeting following the IPO Date, the directors of the class to be elected at each annual meeting shall be elected for a three-year term. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in~~held after such director’s election. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~Any such~~ A director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class~~.
2.Amend Article VI.B as follows:
B.Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding ~~or the rights granted pursuant to the Stockholder Agreement, dated on or about the date hereof, by and among the Corporation, certain Affiliates of Silver Lake, certain Affiliates of KKR, certain Affiliates of TCV and certain other parties named therein (as amended, supplemented, restated or~~and except as otherwise ~~modified from time to time, the “Stockholder Agreement”), any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a majority of the directors then in office, although less than a quorum, or if only one director remains, by the sole remaining director or, if there are no directors, by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, however, that at any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors~~required by law, any newly created directorship on the board of directors that results from an increase in then number of directors and any vacancy occurring in the board of directors may be filled only by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office ~~until~~for a term expiring at the next election of the class for which such director shall have been chosen ~~and~~or, following the termination of the division of directors into three classes, at the next annual meeting of stockholders held after their election, and in each case a director shall remain in office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

86

3.Amend Article VI.C as follows:
C.~~Any or all~~Subject to the rights ~~of the directors (other than the directors elected by~~ the holders of any one or more series of Preferred Stoc~~k of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time~~to elect additional directors under specific circumstances, any director serving in a class of directors expiring at the third annual meeting of stockholders following their election shall be removable only for cause, and all other directors shall be removable either with or without cause ~~by.~~ The removal of any director shall require the affirmative vote of ~~at least a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that at any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of~~ the holders of ~~at least two-thirds~~a majority26 in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

26     Your approval of the proposal to amend the Certificate to declassify the Board of Directors and provide for the annual election of directors constitutes a vote in favor of the above amendments to Article VI.C. of the Certificate other than the amendment reducing the vote required for director removal from two-thirds to a majority of the voting power. Your approval of the proposal to amend the Certificate to eliminate certain supermajority voting requirements constitutes a vote in favor of this reduction in the requisite director removal vote.

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Appendix C – Amendments to the Certificate to eliminate certain supermajority voting requirements
1.Amend Article V as follows:
AMENDMENT OF THE ~~CERTIFICATE OF INCORPORATION AND~~ BYLAWS
~~A.Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, (i) for as long as KKR (as defined below) and Silver Lake (as defined below) (together with TCV (as defined below), for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own,in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, this Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, and (ii) at any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in this Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, Article VIII, Article IX and Article X.~~
B.The Board of Directors is expressly authorized to make, alter, amend, repeal and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. ~~Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote of the stockholders, (i) for as long as KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in~~In addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of the holders of ~~at least~~ a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws ~~or to adopt any provision inconsistent therewith and (ii) at any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of the holders of at least two-thirds in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith~~.
2.Amend Article VI.C to reduce the required stockholder vote for director removal from two-thirds to a majority of the voting power, such that any director can be removed by “the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.”

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Appendix D – Amendments to the Certificate to eliminate certain business combination restrictions set forth therein and instead subject the Company to the business combination restrictions of the Delaware General Corporation Law
1.Eliminate Article X in its entirety:
~~DGCL SECTION 203 AND BUSINESS COMBINATIONS~~
~~A.The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.~~
~~B.Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time, following the date of closing of the initial public offering of the Class A Common Stock, at which time the Class A Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:~~
~~(i)prior to such time, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or~~
~~(ii)upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or~~
~~(iii)at or subsequent to such time, the business combination is approved by the Board of Directors and authorized or approved at an annual or special meeting of stockholders (or by written consent, if action by written consent is not then prohibited by this Amended and Restated Certificate of Incorporation) by the affirmative vote of at least 66 2/3% of the then outstanding voting stock of the Corporation that is not owned by the interested stockholder.~~
~~C.For purposes of this Article X of this Amended and Restated Certificate of Incorporation, references to:~~
~~(i)“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.~~
~~(ii)“associate,” when used to indicate a relationship with any person, means: (a) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (b) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.~~
~~(iii)“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:~~
~~(a)any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (1) with the interested stockholder or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;~~
~~(b)any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority- owned subsidiary of the Corporation, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the then outstanding stock of the Corporation;~~

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~~(c)any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority- owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary (including pursuant to the Exchange Agreement), which securities were outstanding prior to the time that the interested stockholder became such; (2) pursuant to a merger under Section 25 1(g) of the DGCL; (3) pursuant to a dividend or distribution paidor made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary, which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (5) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (3) through of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);~~
~~(d)any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption or other transfer of any shares of stock not caused, directly or indirectly, by the interested stockholder; or~~
~~(e)any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.~~
~~(iv)“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.~~
~~(v)“Exempt Transferee” means (A) any person that acquires (other than in an Excluded Transfer) directly from KKR or any of its affiliates or successors, from Silver Lake or any of its affiliates or successors, from TCV or any of its affiliates or successors or from Mr. Parsons or any of his affiliates, ownership of voting stock of the Corporation, and is designated in writing by the transferor as an “Exempt Transferee” for the purpose of this Article X; and (B) any person that acquires (other than in an Excluded Transfer) directly from a person described in clause (A) of this definition or from any other Exempt Transferee ownership of voting stock of the Corporation, and is designated in writing by the transferor as an “Exempt Transferee” for the purpose of this Article X.~~
~~(vi)“Excluded Transfer” means (a) a transfer to a Person that is not an affiliate of the transferor, which transfer is by gift or otherwise not for value, including a transfer by dividend or distribution by the transferor, (b) a transfer in a public offering that is registered under the Securities Act of 1933, as amended (the “Securities Act”), (c) a transfer to one or more broker-dealers or their affiliates pursuant to a firm commitment purchase agreement for an offering that is exempt from registration under the Securities Act, (d) a transfer made through the facilities of a registered securities exchange or automated interdealer quotation system and (e) a transfer made in compliance with the manner of sale limitations of Rule 144(f) under the Securities Act or any successor rule or provision.~~
~~(vii)“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (a) is the owner of 15% or more of the then outstanding voting stock of the Corporation, or (b) is an affiliate or associate of the Corporation and was the owner of 15% or more of the then outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (x) KKR, Silver Lake, TCV, Mr. Parsons, any Exempt Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, of which any of such persons is a party under Rule 13 d-5 of the Exchange Act, or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include (A) stock deemed to be owned by the person through application of the definition of “owner” below and (B) stock of the Corporation that may be issuable~~

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~~to any person pursuant to the Exchange Agreement (assuming all outstanding LLC Units are exchanged pursuant thereto), but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any other agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. For the avoidance of doubt, an Exchange (as defined in the Exchange Agreement) of LLC Units pursuant to the Exchange Agreement shall not, by itself, cause the person that is exchanging LLC Units, or any other person, to become an interested stockholder; and a retirement of any shares of Class B Common Stock pursuant to Section (I) of Article IV (or a reduction in the voting power of any outstanding shares of Class B Common Stock as a result of a transfer by the holder thereof of less than all the LLC Units held by such holder), and the related increase in the proportionate voting power of outstanding voting stock of the Corporation held by persons other than the holder of such shares of Class B Common Stock, shall not, by itself, cause any person to become an interested stockholder.~~
(viii)~~“KKR” means Kohlberg Kravis Roberts & Co. L.P. and any successor thereto.~~
~~(ix)“majority-owned subsidiary” of the Corporation (or specified person) means another person of which the Corporation (or specified person), directly or indirectly with or through one or more majority-owned subsidiaries, is the general partner or managing member of such other person or owns equity securities with a majority of the votes of all equity securities generally entitled to vote in the election of directors or other governing body of such other person.~~
~~(x)“Mr. Parsons” means Mr. Bob Parsons.~~
~~(xi)“owner,” including the terms “own,” “owned,” and “ownership,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:~~
~~(a)beneficially owns such stock, directly or indirectly; or~~
~~(b)has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or~~
~~(c)has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of subsection (b) above of this definition), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.~~
~~(xii)“person” means any individual, corporation, partnership, unincorporated association or other entity.~~
~~(xiii)“Silver Lake” means Silver Lake Group, L.L.C. and any successor thereto.~~
~~(xiv)“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.~~
(xv)~~“TCV” means Technology Crossover Management VII, Ltd. and any successor thereto.~~
~~(xvi)“voting stock” means stock of any class or series entitled to vote generally in the election of directors. Every reference in this Article X to a percentage of voting stock shall refer to such percentage of the votes of such voting stock, and shall be calculated assuming that all outstanding shares of Class B Common Stock and LLC Units that are exchangeable for shares of Class A Common Stock pursuant to the Exchange Agreement are so exchanged (and, for the avoidance of doubt, without giving effect to any contractual or other limitation on such exchange that may apply from time to time).~~

2022 Proxy Statement	91

Appendix E – Amendments to the Certificate to eliminate inoperative provisions and implement certain other miscellaneous amendments
1.Amend Article VI.E as follows:
E.     During any period when the holders of any one or more series of Preferred Stock, voting separately as a series or together with one or more other such series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.
2.Amend Article VI.G as follows:
G.A majority of the total number of directors shall constitute a quorum for the transaction of business by the Board of Directors~~; provided that, for as long as at least one director designated as a KKR Director (as defined in, and pursuant to, the Stockholder Agreement) is serving as a director, a quorum shall also require one KKR Director for the transaction of business; provided, further, that, for as long as at least one director designated as a Silver Lake Director (as defined in, and pursuant to, the Stockholder Agreement) is serving as a director, a quorum shall also require one Silver Lake Director for the transaction of business. Notwithstanding the immediately preceding sentence, if a quorum does not exist at any meeting of the Board of Directors due to the lack of attendance of at least one KKR Director and/or at least one Silver Lake Director, respectively, at a properly called meeting of the Board of Directors, (x) such meeting shall be adjourned and, subject to the obligation to provide proper prior notice pursuant to the Bylaws to all members of the Board of Directors, recalled for the same purpose not less than twenty-four hours and not more than ten (10) calendar days from the date of adjournment and the attendance of at least one KKR Director or Silver Lake Director, respectively, shall not be required to establish quorum for such recalled meeting (so long as the purpose and agenda of such recalled meeting are identical to those of the adjourned meeting and no matters not set forth on such agenda are considered at such meeting)~~.
3.Amend Article VI.H as follows:
H.Each committee of the Board of Directors shall consist of one or more of the directors of the Corporation, ~~in accordance with the Stockholder Agreement~~.

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4.Amend Article VIII.A as follows:
A.~~At any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. At any time when KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any~~Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
5.Amend Article VIII.B as follows:
B.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairman of the Board of Directors~~; provided, however, so long as KKR and Silver Lake (together with TCV, for so long as TCV is required to vote at the direction of KKR and/or Silver Lake pursuant to the Stockholder Agreement) collectively own at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by the Board of Directors or the Chairman of the Board of Directors at the request of either KKR or Silver Lake~~.
6.Eliminate Article IX in its entirety:
~~COMPETITION AND CORPORATE OPPORTUNITIES~~
~~A.In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of KKR, Silver Lake, TCV and Mr. Parsons (as defined below) may serve as directors, officers or agents of the Corporation, (ii) KKR, Silver Lake, TCV and Mr. Parsons may now engage and may continue to engage in any transaction or matter that may be an investment or corporate or business opportunity or offer a prospective economic or competitive advantage in which the Corporation or any of its controlled Affiliates, directly or indirectly, could have an interest or expectancy (a “Competitive Opportunity”) or may otherwise compete with the Corporation or its controlled Affiliates, directly or indirectly, and (iii) members of the Board of Directors who are not officers or employees of the Corporation or their respective Affiliates may desire to participate or invest in certain Competitive Opportunities, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of opportunities as they may involve any of KKR, Silver Lake, TCV, Mr. Parsons and their respective Affiliates or the Specified Directors (as defined below) and their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.~~

2022 Proxy Statement	93

~~B.Each of (i) KKR and any directors, principals, officers, employees and/or other representatives of KKR that may serve as directors, officers or agents of the Corporation, and each of their Affiliates, (ii) Silver Lake and any directors, principals, officers, employees and/or other representatives of Silver Lake that may serve as directors, officers or agents of the Corporation, and each of their Affiliates, (iii) TCV and any directors, principals, officers, employees and/or other representatives of TCV that may serve as directors, officers or agents of the Corporation, and each of their Affiliates, (iv) any Founder Director (as defined in the Stockholder Agreement) that is not an officer or employee of the Corporation, or (v) subject to Section (C) of this Article IX, each member of the Board of Directors who is not an officer or employee of the Corporation and is not described in clauses (i), (ii), (iii) or (iv) of this sentence (such directors not described in clauses (i), (ii), (iii) or (iv), the “Specified Directors”), and his or her Affiliates (the Persons (as defined below) identified in clauses (i), (ii), (iii), (iv) and (v) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, not have any duty to refrain from directly or indirectly (a) engaging in any Competitive Opportunity or (b) otherwise competing with the Corporation or any of its controlled Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any controlled Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any Competitive Opportunity or other corporate or business opportunity that may be a Competitive Opportunity for an Identified Person and the Corporation or any of its controlled Affiliates. In the event that any Identified Person acquires knowledge of a Competitive Opportunity or other corporate or business opportunity that may be a Competitive Opportunity for itself, herself or himself, or for its, her or his Affiliates, and for the Corporation or any of its controlled Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or present such opportunity to the Corporation or any of its controlled Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any controlled Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such Competitive Opportunity for itself, herself or himself, or offers or directs such Competitive Opportunity to another Person.~~
~~C.The Corporation does not renounce its interest in any Competitive Opportunity offered to any Specified Director if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation, and the provisions of Section (B) of this Article IX shall not apply to any such Competitive Opportunity.~~
~~D.In addition to and notwithstanding the foregoing provisions of this Article IX, a business or other opportunity shall not be deemed to be a potential Competitive Opportunity for the Corporation if it is an opportunity that (i) the Corporation (together with its controlled Affiliates) is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.~~
~~E.For purposes of this Amended and Restated Certificate of Incorporation (other than Article X), (i) “KKR” means Kohlberg Kravis Roberts & Co. L.P. (together with its successors) and its Affiliates; (ii) “Silver Lake” means Silver Lake Group, L.L.C. (together with its successors) and its Affiliates; (iii) “TCV” means Technology Crossover Management VII, Ltd. (together with its successors) and its Affiliates; (iv) “Mr. Parsons” means Mr. Bob Parsons and his Affiliates; (v) “Affiliate” shall mean (a) in respect of KKR, any Person (other than the Corporation and any entity that is controlled by the Corporation) that, directly or indirectly, is controlled by KKR, controls KKR or is under common control with KKR and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing, including any director of the Corporation designated by KKR or one of its Affiliates as a KKR Director (as defined in the Stockholder Agreement), (b) in respect of Silver Lake, any Person (other than the Corporation and any entity that is controlled by the Corporation) that, directly or indirectly, is controlled by Silver Lake, controls Silver Lake or is under common control with Silver Lake and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing, including any director of the Corporation designated by Silver Lake or one of its Affiliates as a Silver Lake Director (as defined in the Stockholder Agreement), (c) in respect of TCV, any Person (other than the Corporation and any entity that is controlled by the Corporation) that, directly or indirectly, is controlled by TCV, controls TCV or is under common control with TCV and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing, including any director of the Corporation designated by TCV or one of its Affiliates as a director, (d) in respect of Mr. Parsons, any Person that, directly or indirectly, controls, is controlled by or is under common control with Mr. Parsons (other than the Corporation and any entity that is controlled by the Corporation) and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing, including any director of the Corporation designated by Mr. Parsons or one of his Affiliates as a Founder Director (as defined in the Stockholder Agreement), (e) in respect of a Specified Director, any Person that, directly or indirectly, is controlled by such Specified Director (other than the Corporation and any entity that is controlled by the Corporation) and (f) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (vi) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.~~
~~F.To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.~~

94

GODADDY INC.
2155 E. GODADDY WAY
TEMPE, ARIZONA 85284

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D74158-P71837

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GODADDY INC.

The Board of Directors recommends a vote FOR the nominees in proposal 1:

1. Company Proposal - Election of Directors	For	Against	Abstain
1a. Amanpal (Aman) Bhutani	☐	☐	☐
1b. Caroline Donahue	☐	☐	☐
1c. Charles Robel	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 2:

	For	Against	Abstain
2. Company Proposal - Advisory, non-binding vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR ONE YEAR for proposal 3:

	One Year	Two Years	Three Years	Abstain
3. Company Proposal - Advisory, non-binding vote to approve the frequency of advisory votes on named executive officer compensation for one, two or three years.	☐	☐	☐	☐

The Board recommends a vote FOR proposals 4, 5, 6, 7 and 8:

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

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D74159-P71837

GODADDY INC.

PROXY FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Michele Lau and Mark McCaffrey with full power of substitution, to represent the undersigned and to vote all of the shares of stock in GoDaddy Inc. (the "Company") which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders of the Company, to be held virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2022 on Wednesday, June 1, 2022 at 8:00 a.m. PDT and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented by this proxy, when properly executed, shall be voted as specified. **If no specification is made, such shares shall be voted in accordance with the Board of Directors' recommendations.** Whether or not you are able to attend the meeting, Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)